Exhibit 10(d)
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                                                                  EXECUTION COPY
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                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                LL&R PARTNERSHIP

                                       AND

                           INSILCO TECHNOLOGIES, INC.,




                          DATED AS OF DECEMBER 15, 2002




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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    Article I
                                   DEFINITIONS

Section 1.1    Definitions.....................................................1
Section 1.2    Construction....................................................7

                                   Article II
                                PURCHASE AND SALE

Section 2.1    Purchase and Sale of Assets.....................................8
Section 2.2    Excluded Assets.................................................9
Section 2.3    Assumed Liabilities............................................10
Section 2.4    Excluded Liabilities...........................................11
Section 2.5    Assumption of Certain Leases and Other Contracts...............11

                                   Article III
                          PURCHASE PRICE; CURE AMOUNTS

Section 3.1    Purchase Price.................................................12
Section 3.2    Cure Amounts...................................................12

                                   Article IV
                                   THE CLOSING

Section 4.1    Time and Place of Closing......................................12
Section 4.2    Deliveries by the Seller.......................................13
Section 4.3    Deliveries by the Buyer........................................13

                                    Article V
              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

Section 5.1    Organization; Qualification....................................14
Section 5.2    Authority Relative to this Agreement...........................14
Section 5.3    Consents and Approvals; No Violation...........................15
Section 5.4    Financial Statements and Reports...............................15
Section 5.5    Title to Assets................................................15
Section 5.6    Owned Real Property............................................15
Section 5.7    Leased Real Property...........................................16
Section 5.8    Environmental Matters..........................................17
Section 5.9    ERISA; Benefit Plans...........................................18
Section 5.10   Certain Contracts and Arrangements.............................19
Section 5.11   Legal Proceedings and Judgments................................19

Section 5.12   Permits........................................................20
Section 5.13   Compliance with Laws...........................................20
Section 5.14   Taxes..........................................................20
Section 5.15   Intellectual Property..........................................20
Section 5.16   Labor and Employment Matters...................................21
Section 5.17   Brokers........................................................21
Section 5.18   Overlapping Assets.............................................21
Section 5.19   Accounts Receivable............................................21
Section 5.20   Disclaimer of Other Representations and Warranties.............21

                                   Article VI
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

Section 6.1    Organization...................................................22
Section 6.2    Authority Relative to this Agreement...........................22
Section 6.3    Consents and Approvals; No Violation...........................22
Section 6.4    Legal Proceedings and Judgments................................22
Section 6.5    Brokers........................................................23
Section 6.6    Buyer Financing................................................23

                                   Article VII
                            COVENANTS OF THE PARTIES

Section 7.1    Conduct of Business............................................23
Section 7.2    Access to Information; Maintenance of Records..................24
Section 7.3    Expenses.......................................................25
Section 7.4    Further Assurances.............................................25
Section 7.5    Public Statements..............................................26
Section 7.6    Governmental Authority Consents and Approvals..................26
Section 7.7    Tax Matters....................................................27
Section 7.8    Litigation Support.............................................28
Section 7.9    Notification...................................................28
Section 7.10   Submission for Bankruptcy Court Approval.......................29
Section 7.11   Overbid Procedures.............................................29
Section 7.12   Mail Received After the Closing................................32
Section 7.13   Employees......................................................32
Section 7.14   Computer System................................................33
Section 7.15   Overlapping Assets.............................................33

                                  Article VIII
                              CONDITIONS TO CLOSING

Section 8.1    Conditions to Each Party's Obligations to Effect the Closing...33
Section 8.2    Conditions to Obligations of the Buyer.........................34
Section 8.3    Conditions to Obligations of the Seller........................34

                                   Article IX
                           TERMINATION AND ABANDONMENT

Section 9.1    Termination....................................................35
Section 9.2    Procedure and Effect of Termination............................36
Section 9.3    Extension; Waiver..............................................36

                                    Article X
                            MISCELLANEOUS PROVISIONS

Section 10.1   Amendment and Modification.....................................37
Section 10.2   Waiver of Compliance; Consents.................................37
Section 10.3   Survival.......................................................37
Section 10.4   No Impediment to Liquidation...................................37
Section 10.5   Notices........................................................37
Section 10.6   Assignment.....................................................38
Section 10.7   Third-Party Beneficiaries......................................39
Section 10.8   Severability...................................................39
Section 10.9   Governing Law..................................................39
Section 10.10  Submission to Jurisdiction.....................................39
Section 10.11  Counterparts...................................................39
Section 10.12  Incorporation of Exhibits......................................39
Section 10.13  Entire Agreement...............................................39
Section 10.14  Headings.......................................................39
Section 10.15  Remedies.......................................................39
Section 10.16  Bulk Sales or Transfer Laws....................................40
Section 10.17  WAIVER OF JURY TRIAL...........................................40

EXHIBITS
--------

Exhibit A   Assumed Agreements
Exhibit B   Form of Assumption Agreement
Exhibit C   Form of Bill of Sale
Exhibit D   Allocation of Purchase Price and Assumed Liabilities
Exhibit E   Form of Bidding Procedures Order
Exhibit F   Form of Sale Order

DISCLOSURE SCHEDULE
-------------------

The Disclosure Schedule shall include the following Schedules:

2.2(d), (f)             Excluded Assets
2.3(f)                  Assumed Liabilities
5.4                     Financial Statements
5.6(a), (b)             Owned Real Property
5.7(a), (b), (c), (d)   Leased Real Property
5.8                     Environmental Matters

5.9(a), (c), (d), (e)   ERISA; Benefit Plans
5.10                    Certain Contracts and Arrangements
5.11                    Legal Proceedings and Judgments
5.12                    Permits
5.14                    Taxes
5.15                    Intellectual Property
5.16                    Labor and Employment Matters
5.18                    Overlapping Assets
7.1                     Conduct of Business

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is made as of December 15, 2002 by and among Insilco Technologies, Inc., a Delaware corporation (the "Seller"), and LL&R Partnership, a South Carolina general partnership (the "Buyer").

         WHEREAS, the Seller is preparing to file Chapter 11 bankruptcy petitions pursuant to Title 11 of the United States Code, 11 U.S.C.ss.ss.101, et seq; and

         WHEREAS, the Seller is engaged in the Business at various locations;
and

         WHEREAS, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Business, including the Purchased Assets, and in connection therewith the Buyer is willing to assume from the Seller all of the Assumed Liabilities, all upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   Article I
                                   DEFINITIONS

         Section 1.1 Definitions. (a) As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a).

         "Accounts Payable" means any and all postpetition accounts payable to third parties and owed by the Business, together with any interest or unpaid financing charges accrued thereon.

         "Accounts Receivable" means any and all accounts receivable, notes and other amounts receivable owed to the Business from third parties together with any interest or unpaid financing charges accrued thereon, but excluding all Excluded Receivables.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Assumed Agreements" means any contract, agreement, real or personal property lease, commitment, understanding or instrument which primarily relates to the Business or the Purchased Assets and which is listed on Exhibit A attached hereto.

         "Assumption Agreement" means the Assumption Agreement to be executed and delivered by the Buyer and the Seller at the Closing, substantially in the form of Exhibit B attached hereto.

         "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C.ss.ss.101, et seq.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or such other court having competent jurisdiction over the Chapter 11 Cases.

         "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure.

         "Bill of Sale" means the Bill of Sale to be executed and delivered by the Seller at the Closing, substantially in the form of Exhibit C attached hereto.

         "Business" means the Seller's business and activities as conducted on the date hereof at its facility in N. Myrtle Beach, South Carolina and its other operations in Bennetsville, South Carolina at the Evans Correctional Institution, which includes the design, manufacturing and distribution of custom cable assemblies to a variety of customers, including original equipment manufacturers and electronic manufacturing service providers.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

         "Buyer's Representatives" means the Buyer's accountants, employees, counsel, financial advisors and other authorized representatives.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing Date.

         "Chapter 11 Cases" means the Seller's case commenced under Chapter 11 of the Bankruptcy Code.

         "Closing Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings (ii) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities which do not materially interfere with the present use or materially impact the value of the Purchased Assets, (iii) all exceptions, restrictions, easements, charges, rights-of-way and other Encumbrances set forth in the public records of any state, local or municipal records under which the Business is conducted which do not materially interfere with the present use or materially impact the value of the Purchased Assets, and
(iv) such other liens, imperfections in or failure of title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not (x) materially interfere with the present use of the Purchased Assets, (y) secure indebtedness or the payment of the deferred purchase price of property or
(z) individually or in the aggregate create a Material Adverse Effect.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

         "Confidential Information" means the Information (as defined in the Confidentiality Agreement) furnished to the Buyer's Representatives pursuant to the Confidentiality Agreement and subject to the confidentiality provisions thereof, and the confidential information relating to the Buyer provided to the Seller by the Buyer.

         "Confidentiality Agreement" means the Confidentiality Agreement, dated October 16, 2002, between Insilco and the Buyer.

         "Creditors' Committee" means the official committee of unsecured creditors appointed in connection with the Chapter 11 Cases.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto, which includes the Schedules listed in the Table of Contents hereto, dated as of the date hereof, and forming a part of this Agreement.

         "Employee Records" means all of the Seller's existing personnel files related to employees and former employees of the Business.

         "Encumbrances" means any mortgages, pledges, liens, claims, charges, security interests, conditional and installment sale agreements, activity and use limitations, conservation easements, deed restrictions, equitable interests, exceptions to title, encumbrances and charges of any kind.

         "Environmental Laws" means all foreign, federal, state, and local laws, statutes, regulations, rules, ordinances, codes, decrees, judgments, or judicial or administrative orders relating to pollution, human health or protection of the environment, or human health and safety, applicable to the Business.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the regulations thereto, as amended.

         "ERISA Affiliate" means any entity which is treated as a single employer with Insilco for purposes of Section 414 of the Code.

         "Governmental Authority" means any federal, state, local or foreign governmental, administrative or regulatory authority, department, agency, commission or body.

         "Hazardous Substances" means (i) any petrochemical or petroleum products, oil, coal tar, or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation or other equipment that contains dielectric fluid which may contain polychlorinated biphenyls, and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "solid wastes," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" under any applicable Environmental Law.

         "Insilco" means Insilco Holding Co., a Delaware corporation.

         "Intellectual Property" means all of the following property, rights or interest owned by the Seller, in any jurisdiction throughout the world that is primarily used in the Business: (i) patents, patent applications and patent disclosures, together with foreign counterparts, reissuances, continuations, continuations-in part, extensions and reexaminations thereof, (ii) trademarks, service marks, trade dress, trade names, corporate names, logos and Internet domain names, together with translations, adaptations, derivations and combinations thereof and all goodwill associated with each of the foregoing, (iii) copyrights and copyrightable works and moral rights in connection therewith, (iv) mask works, (v) registrations, renewals and applications for any of the foregoing, (vi) trade secrets, confidential or proprietary information and data and inventions and improvements thereto and
(vii) all other proprietary or intellectual property rights; provided that Intellectual Property shall not include the "Insilco", "Insilco Teoranta" and the "ITG Global" names, or any names similar thereto, or logos or trademarks related thereto.

         "Intellectual Property Agreements" means all (i) licenses of intellectual property to the Seller and (ii) licenses of Intellectual Property by the Seller to third parties, in each case material to the Business.

         "Inventory" means the inventories of raw materials, in-process and finished products of the Business, including, without limitation, supplies, materials and spare parts.

         "IRS" means the U.S. Internal Revenue Service.

         "Knowledge" means as to a particular matter, the actual knowledge of the chief executive officer, the chief financial officer or the general counsel of such entity, in each case without independent investigation.

         "Leased Real Property" means the real property held under lease, sublease or occupancy agreement by the Seller, as tenant, that is necessary for, or used solely in connection with, the operation of the Business, all as more fully described on Schedule 5.7(a) attached hereto and made a part hereto, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Licensed Intellectual Property" means all intellectual property licensed to the Seller pursuant to the Intellectual Property Agreements that is primarily used in the Business.

         "Material Adverse Effect" means any change or changes in, or effect on, the Business or the Purchased Assets that individually is, or in the aggregate are, reasonably likely to be materially adverse to the financial condition of the Business or the Purchased Assets, each taken as a whole, taking into account the Seller's status as a debtor under Chapter 11 of the Bankruptcy Code, other than (i) any change or effect in any way resulting from or arising in connection with this Agreement or any of the transactions contemplated hereby (including any announcement with respect to this Agreement or any of the transactions contemplated hereby), (ii) changes in (A) economic, regulatory or political conditions generally or (B) general business, regulatory or economic conditions relating to any industries in which the Seller participates, (iii) any change in or effect on the Purchased Assets or the Business which is cured (including by the payment of money) by the Seller or any of its Affiliates before the Termination Date or (iv) changes caused by a material worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring after the date hereof.

         "Owned Real Property" means the real property owned by the Seller that is necessary for, or used solely in connection with, the operation of the Business, all as more fully described on Schedule 5.8(a) attached hereto and made a part hereto, including any buildings, structures and improvements located thereon, all fixtures attached thereto, all off street parking rights and spaces, all oil, gas and mineral rights related to the foregoing, all rights in and to all strips and gores, all alleys adjoining the land, and all right in and to the land lying in the bed of any street, road or avenue, open or proposed adjoining the land, all water and riparian rights, and all easements, rights of way, reservations, privileges, appurtenances and other estates and rights pertaining thereto.

         "Permitted Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) mechanics, carriers, workers, repairers and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Seller or the validity or amount of which is being contested in good faith by appropriate proceedings or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities which do not materially interfere with the present use of the Purchased Assets, (iv) all exceptions, restrictions, easements, charges, rights-of-way and other Encumbrances set forth in the public records of any state, local or municipal recorders under which the Business is conducted which do not materially interfere with the present use of the Purchased Assets, (v) liens existing under the Prepetition Credit Agreement and (vi) such other liens, imperfections in or failure of title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not materially interfere with the present use of the Purchased Assets and neither secure indebtedness or the payment of the deferred purchase price of property, nor individually or in the aggregate create a Material Adverse Effect.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, group, trust, association or other organization or entity or government, political subdivision, agency or instrumentality of a government.

         "Petition Date" means the date on which the Seller files a voluntary petition under Chapter 11 of the Bankruptcy Code.

         "Prepetition Agent" means Bank One, NA.

         "Prepetition Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of August 25, 2000, by and among the Seller, T.A.T Technology, Inc., various financial institutions, as lenders, and Bank One, NA as administrative agent, as amended as of the date hereof.

         "Real Property" means, collectively, the Owned Real Property and the Leased Real Property.

         "Sale Hearing" means the hearing at which the Bankruptcy Court considers approval of the Sale Order.

         "SEC" means the United States Securities and Exchange Commission.

         "Seller's Representatives" means the Seller's accountants, employees, counsel, financial advisors and other authorized representatives.

         "Tax" and "Taxes" means all taxes, charges, fees, levies, penalties or other assessments of any kind whatsoever imposed by any federal, state, municipal, local or foreign taxing authority, including any interest, penalties or additions attributable thereto.

         "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be supplied to any Governmental Authority with respect to Taxes.

         "WARN" means the Worker Adjustment Retraining and Notification Act of 1988 or any state or local equivalent.

            (b) Each of the terms set forth below shall have the meaning ascribed thereto in the following Section:

          Definition                                          Location
          ----------                                          --------

          "Agreement"                                         Preamble
          "Assumed Liabilities"                               ss. 2.3
          "Auction"                                           ss. 7.11(b)
          "Backup Bid"                                        ss. 7.11(a)(iii)
          "Backup Bidder"                                     ss. 7.11(a)(iii)
          "Balance Sheet"                                     ss. 5.4(a)
          "Bid Deadline"                                      ss. 7.11(a)
          "Bidding Procedures Order"                          ss. 7.10(a)
          "Break-Up Fee"                                      ss. 7.11(c)
          "Buyer"                                             Preamble
          "Buyer's Overlapping Assets"                        ss. 5.18
          "Closing"                                           ss. 4.1
          "Closing Date"                                      ss. 4.1
          "Computer System"                                   ss. 2.1(n)
          "Connected Facilities"                              ss. 7.14(a)
          "Cure Amounts"                                      ss. 2.5(d)
          "Cure Expenses"                                     ss. 2.5(c)
          "Cure Payments"                                     ss. 2.5(b)
          "Deposit"                                           ss. 7.11(a)
          "Employee Plan"                                     ss. 5.9(a)
          "Environmental Permits"                             ss. 5.8(a)

          "Excluded Assets"                                   ss. 2.2
          "Excluded Liabilities"                              ss. 2.4
          "Financial Statements"                              ss. 5.4(a)
          "GAAP"                                              ss. 5.4(b)
          "Hired Employee"                                    ss. 7.13(a)
          "Multiemployer Plan"                                ss. 5.11(d)
          "Options"                                           ss. 5.7(b)
          "Overbid Procedures"                                ss. 7.11
          "Overbids"                                          ss. 7.11(a)
          "Owned Real Property"                               ss. 5.6
          "Parent Financial Statements"                       ss. 5.4(b)
          "Permits"                                           ss. 5.12
          "Purchase Price"                                    ss. 3.1
          "Purchased Assets"                                  ss. 2.1
          "Qualified Bid"                                     ss. 7.11(a)
          "Qualified Bidder"                                  ss. 7.11(a)
          "Real Property Lease"                               ss. 5.7(b)
          "Regulatory Approvals"                              ss. 7.6(a)
          "Sale Order"                                        ss. 7.10
          "SCDC Payables"                                     ss. 2.3(e)
          "Seller"                                            Preamble
          "Seller's Overlapping Assets"                       ss. 5.18
          "Seller's Retained Business"                        ss. 5.18
          "Successful Bid"                                    ss. 7.11(a)
          "Successful Bidder"                                 ss. 7.11(a)
          "Termination Date"                                  ss. 9.1(f)
          "Third-Party Sale"                                  ss. 9.1(d)
          "Title Company"                                     ss. 7.1(c)
          "Transfer Taxes"                                    ss. 7.7(b)
          "Transferable Permits"                              ss. 2.1(f)
          "Unaudited Annual Financial Statements"             ss. 5.4(a)
          "Unaudited Interim Financial Statements"            ss. 5.4(a)

         Section 1.2 Construction. The terms "hereby," "hereto," "hereunder" and any similar terms as used in this Agreement, refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The term "including", when used herein without the qualifier, "without limitation," shall mean "including, without limitation." Wherever in this Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The word "or" shall not be construed to be exclusive. Provisions shall apply, when appropriate, to successive events and transactions. Unless otherwise indicated, references to Articles and Sections refer to Articles and Sections of this Agreement.

                                   Article II
                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, the Seller shall sell, assign, convey, transfer and deliver to the Buyer, and the Buyer shall, by payment of the Purchase Price, purchase and acquire from the Seller, free and clear of all Encumbrances (except for Closing Encumbrances), all of the right, title and interest that the Seller possesses as of the Closing and has the right to transfer in, to and under the real, personal, tangible and intangible property or assets of every kind and description, wherever located, used, developed for use or intended for use primarily in the conduct of the Business and related thereto, unless specifically excluded in Section 2.2 (collectively, the "Purchased Assets"). Without limiting the effect of the foregoing, the parties hereto acknowledge and agree that the Purchased Assets shall include all right, title and interest of the Seller in, to and under all of the following assets primarily related to the Business (except the Excluded Assets):

            (a) all Inventory;

            (b) all equipment;

            (c) all machinery, vehicles, furniture and other tangible personal property;

            (d) all of the Accounts Receivable as of the Closing Date;

            (e) the Assumed Agreements, in each case, to the extent the same are assignable under Section 365 of the Bankruptcy Code or to the extent assignment is consented to by the third party or third parties to such agreements (if required), including purchase orders and (subject, in the case of deposits and letters of credits of the Seller with third parties, to reimbursement or replacement as provided in Section 2.5(d)) any and all deposits and letters of credit related to any such Assumed Agreements;

            (f) the Permits and Environmental Permits, in each case, to the extent the same are assignable (the "Transferable Permits");

            (g) to the extent assignable under Section 365 of the Bankruptcy Code or to the extent assignment is consented to by the third party or third parties to such agreements (if required), all Intellectual Property Agreements and all confidentiality, noncompete or nondisclosure agreements executed by vendors, suppliers or employees of the Seller or other third parties, in each case, which primarily relate to the Business;

            (h) originals or copies of all Employee Records and all books, operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications, procedures and similar items of the Seller relating specifically to the Purchased Assets, including books of account, all customer lists, billing records and other customer correspondence primarily relating to the Business, all regulatory filings and other books and records relating to the rates and services provided by the Seller in connection with the operation of the Business;

            (i) except as set forth on Schedule 2.2(d) and subject to Section 2.2(d), all of the rights, claims or causes of action of the Seller against a third party that primarily relate to the Purchased Assets, the operation of the Business, the Assumed Liabilities or the Assumed Agreements arising out of transactions occurring prior to the Closing Date, except where such rights, claims or causes of action relate to Excluded Liabilities; to the extent such rights, claims or causes of action relate to both Assumed Liabilities and Excluded Liabilities, the Buyer and the Seller shall share such rights, claims or causes of action in the same proportion as their respective liabilities bear to the total liability relating to those rights, claims or causes of action;

            (j) to the extent assignable under Section 365 of the Bankruptcy Code, all Intellectual Property, together with all related income, royalties, damages and payments due or payable at the Closing or thereafter (including damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property, including the right to use the Escod Industries name;

            (k) all accounts of the customers of the Business which, at the Closing Date, are users of any of the services provided by the Seller in the operation of the Business;

            (l) all rights under post-petition purchase orders;

            (m) all right, title and interest in, to and under the Owned Real Property and the Leased Real Property; and

            (n) the RS6000 IBM computer and the associated GRMS software and e-mail server (the "Computer System").

         Section 2.2 Excluded Assets. Notwithstanding any provision herein to the contrary, the Seller shall not sell, convey, assign, transfer or deliver to the Buyer, and the Buyer shall not purchase, and the Purchased Assets shall not include the Seller's right, title and interest to the following assets of the Seller (the "Excluded Assets"):

            (a) cash (including all cash residing in any collateral cash account securing any obligation or contingent obligation of the Seller ), cash equivalents and bank deposits, subject to the Buyer's rights under
         Section 2.2(e) and the Seller's rights under Section 2.5(d), and any amount of indebtedness for borrowed money owed by an Affiliate of the Seller to the Seller;

            (b) any equity interests held by the Seller;

            (c) rights to any Tax refunds relating to the Business or the Purchased Assets, whether such refund is received as a payment or as a credit against future Taxes, and any net operating losses relating to the Business or the Purchased Assets;

            (d) the Seller's claims, causes of action, choses in action and rights of recovery pursuant to Sections 544 through 550 and Section 553 of the Bankruptcy Code, any other avoidance actions under any other applicable provisions of the Bankruptcy Code and the claims, causes of action, choses in action and rights of recovery set forth on Schedule 2.2(d);

            (e) subject to Section 7.2(c), the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as corporations, and any books, records or the like of the Seller;

            (f) all of the assets set forth on Schedule 2.2(f);

            (g) any and all agreements to which the Seller is a party which are not Assumed Agreements and any and all customer deposits, customer advances and credits and security deposits related to any such agreements which are not Assumed Agreements;

            (h) the rights of the Seller under this Agreement and any other agreements between the Seller and the Buyer or any of its Affiliates;

            (i) any and all prepaid workers' compensation premiums (other than the portion relating to the Hired Employees);

            (j) any and all amounts or other obligations owing to the Seller by Insilco or any Affiliate of Insilco;

            (k) any and all assets of any of the Seller's Affiliates primarily related to (i) the precision stampings or passive components business segments or (ii) the custom assemblies business segment that is not related to the Business, in each case operated by Insilco and its Subsidiaries, including, without limitation, the Seller's Overlapping Assets; and

            (l) claims against current or former directors, officers or other employees of, or agents, accountants or other advisors of or to, the Seller.

         Section 2.3 Assumed Liabilities. On the Closing Date, the Buyer shall execute and deliver to the Seller the Assumption Agreement pursuant to which the Buyer shall assume and agree to pay, perform and discharge when due the following liabilities and obligations of the Seller (the "Assumed Liabilities"), in accordance with the respective terms and subject to the respective conditions thereof:

            (a) all liabilities and obligations of the Seller under the Assumed Agreements (including all Cure Payments payable in order to effectuate the assumption and assignment of each Assumed Agreement), the Intellectual Property Agreements and the Transferable Permits in accordance with the terms thereof;

            (b) all liabilities and obligations relating to any customer deposits and customer advances and credits, the security deposits and the letters of credit or similar instruments securing customer deposits, advances or credits with respect to customer accounts which are assigned to the Buyer;

            (c) liabilities and obligations assumed by, or allocated to, the Buyer pursuant to Section 7.7;

            (d) liabilities and obligations of the Seller allocated to the Buyer pursuant to Section 7.13;

            (e) all of the Accounts Payable other than the pre-Closing payables to the South Carolina Department of Corrections for prison labor (the "SCDC Payables"); and

            (f) all liabilities and obligations related to the Purchased Assets or the Business arising from any actions or omissions occurring after the Closing Date.

         Section 2.4 Excluded Liabilities. The Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liabilities or obligations of the Seller other than the Assumed Liabilities (collectively, the "Excluded Liabilities"). The Excluded Liabilities include the SCDC Payables and all Taxes of the Seller attributable to the Purchased Assets and the Business with respect to any period or portion thereof that ends on or prior to the Closing Date, provided that, for this purpose, with respect to any such Taxes that are payable with respect to a taxable period that begins before the Closing Date and that ends after the Closing Date (but excluding for the avoidance of doubt, any Taxes referred to and governed by Section 7.7(b)), the portion of such Taxes allocable to the portion of such taxable period ending on the Closing Date shall be considered to equal the amount of such Taxes for such taxable period, multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period.

         Section 2.5 Assumption of Certain Leases and Other Contracts. The Sale Order shall provide for the assumption by the Seller and assignment to the Buyer, effective upon the Closing, of the Assumed Agreements on the following terms and conditions:

            (a) At the Closing, the Seller shall assume and assign to the Buyer the Assumed Agreements. The Assumed Agreements are listed on Exhibit A hereto and are identified by the date of the Assumed Agreement (if available), the other party or parties to the Assumed Agreement and the address of such party or parties (if available), as the case may be. To the extent any such information is set forth on Exhibit A and is later determined by the Seller not to be available or to be inaccurate in any material respect, the Seller shall promptly notify the Buyer of any such lack of availability or inaccuracy. Exhibit A shall set forth the estimated amounts necessary to cure defaults, if any, under each of the Assumed Agreements as determined by the Seller based on the Seller's books and records, subject to amendment of the Cure Amounts by the Seller from time to time until the Closing Date. From and after the date hereof until three (3) Business Days prior to the commencement of the Sale Hearing, the Seller shall make such additions and deletions to the list of Assumed Agreements as the Buyer shall request and shall give to the respective counsels to the Prepetition Agent and the Creditors' Committee prompt notice of any such addition or deletion.

            (b) If there exists on the Closing Date any default related to an Assumed Agreement, the Buyer shall be responsible for any and all amounts to be cured pursuant to Section 365(a) of the Bankruptcy Code as a condition to the assumption and assignment of such Assumed Agreement (the "Cure Payments"). At the Closing, the Buyer shall provide funds to the Seller (by wire transfer of immediately available U.S. funds) in an amount sufficient to pay all such Cure Payments for such Assumed Agreements. Promptly (and in any event within two (2) Business Days) upon receipt by the Seller of such funds and the Purchase Price at the Closing, the Seller shall pay all Cure Payments for such Assumed Agreements. To the extent that at the Closing the aggregate amount necessary to cure the defaults on the Assumed Agreements is less than or more than the aggregate amount listed on Exhibit A, then the Buyer shall increase or decrease, as the case may be, the Purchase Price in an amount equal to the aggregate of such deficit or excess, as the case may be.

            (c) The Buyer shall be solely responsible for any and all costs and expenses necessary in connection with providing adequate assurance of future performance with respect to any of the Assumed Agreements under
         Section 365 of the Bankruptcy Code (the "Cure Expenses").

            (d) In addition to the payment of the Purchase Price and the payment of the Cure Payments and Cure Expenses on the Closing Date, the Buyer shall reimburse the Seller in cash and in full for any and all deposits, advances and credits and security deposits (together with the Cure Payments and the Cure Expenses, the "Cure Amounts") and replace any letters of credit, in all such cases, related to any Assumed Agreements.

                                  Article III
                          PURCHASE PRICE; CURE AMOUNTS

         Section 3.1 Purchase Price. In consideration for the Purchased Assets, and subject to the terms and conditions of this Agreement and the entry and effectiveness of the Sale Order, at the Closing, the Buyer shall assume the Assumed Liabilities as provided in Section 2.2 hereof and shall pay to the
Seller: (i) an amount in immediately available funds, by wire transfer to an account or accounts designated by the Seller, equal to one million seven hundred thousand dollars ($1,700,000), which amount may be adjusted pursuant to Section 2.5(b) (the "Purchase Price").

         Section 3.2 Cure Amounts. At the Closing, the Buyer shall provide funds to the Seller (by wire transfer of immediately available U.S. funds) in an amount equal to the Cure Amounts. The Seller shall pay all Cure Payments and Cure Expenses owed to third parties promptly (and in any event within two (2) Business Days) after receipt thereof from Buyer.

                                   Article IV
                                   THE CLOSING

         Section 4.1 Time and Place of Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article VIII of this Agreement, the closing of the sale of the

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

Purchased Assets and the assumption of the Assumed Liabilities and Assumed Agreements contemplated by this Agreement (the "Closing") shall take place at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M. (local time) no later than the second Business Day following the date on which the conditions set forth in Article VIII have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived in writing, or at such other place or time as the Buyer and the Seller may mutually agree. The date and time at which the Closing actually occurs is herein referred to as the "Closing Date."

         Section 4.2 Deliveries by the Seller. At or prior to the Closing, the Seller shall deliver the following to the Buyer:

            (a) the Bill of Sale, duly executed by the Seller, for the personal property included in the Purchased Assets;

            (b) all consents, waivers and approvals obtained by the Seller with respect to the sale, assignment, conveyance, transfer and delivery of the Purchased Assets, the transfer of the Transferable Permits and the consummation of the transactions required in connection with the sale of the Purchased Assets contemplated by this Agreement, to the extent specifically required hereunder;

            (c) the certificate contemplated by Section 8.2(b);

            (d) the Assumption Agreement, duly executed by the Seller and all such other instruments of assignment or conveyance as shall be reasonably necessary to transfer to the Buyer all of the Seller's right, title and interest in, to and under all of the Purchased Assets in accordance with this Agreement;

            (e) a copy of the Sale Order;

            (f) a certified copy of the Bankruptcy Court docket showing that no appeals have been filed to the Sale Order; and

            (g) deeds (as customarily utilized in the sale of commercial real property in the states where each Owned Real Property is located) evidencing the conveyance of each Owned Real Property to the Buyer.

         Section 4.3 Deliveries by the Buyer. At or prior to the Closing (or as specifically provided in this Section), the Buyer shall deliver the following to the Seller:

            (a) the Purchase Price in accordance with Section 3.1;

            (b) certified copies of the Certificate of Existence and the Operating Agreement of the Buyer, each as in effect as of the Closing;

            (c) certified copies of the resolutions duly adopted by the Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other transactions contemplated hereby;

            (d) the Assumption Agreement, duly executed by the Buyer, and all such other instruments of assumption as shall be reasonably necessary for the Buyer to assume the Assumed Liabilities in accordance with this Agreement;

            (e) the Cure Amounts in accordance with Section 3.2; and

            (f) the certificate contemplated by Section 8.3(b).

                                   Article V
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Buyer specifically acknowledges and agrees to the following with respect to the representations and warranties of the Seller:

         A. The Buyer has conducted its own due diligence investigations of the Business or has waived its rights to conduct such due diligence.

         B. Except when the context otherwise requires, the Seller makes no representations or warranties in this Article V with respect to the Excluded Assets or the Excluded Liabilities.

         As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller represents and warrants to the Buyer as follows:

         Section 5.1 Organization; Qualification. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease, and operate the Purchased Assets and to carry on the Business as is now being conducted. As related to the operation of the Business, the Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

         Section 5.2 Authority Relative to this Agreement. The Seller has all corporate power and, upon entry and effectiveness of the Sale Order, will have all corporate authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other similar governing body of the Seller and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller, and assuming that this Agreement constitutes a valid and binding agreement of the Buyer, and subject to the entry and effectiveness of the Sale Order, constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 5.3 Consents and Approvals; No Violation. Except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code, and except for the entry and effectiveness of the Sale Order, neither the execution and delivery of this Agreement by the Seller nor the sale by the Seller of the Purchased Assets pursuant to this Agreement will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Seller; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Seller is a party or by which the Seller or any of the Purchased Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller, or any of the Purchased Assets, which violation would have a Material Adverse Effect.

         Section 5.4 Financial Statements and Reports. (a) Schedule 5.4(a) of the Disclosure Schedule includes true and complete copies of: (i) the unaudited consolidated balance sheets of the Business as of December 31, 1999, 2000 and 2001, and the related unaudited consolidated statements of operations and cash flow for the years ended December 31, 1999, 2000 and 2001 (the "Unaudited Annual Financial Statements") and (ii) the unaudited consolidated balance sheet of the Business as of September 30, 2002 (the "Balance Sheet"), and the related unaudited consolidated statement of operations and cash flows of the Business for the nine (9) month periods ended September 30, 2001 and 2002 (the "Unaudited Interim Financial Statements" and together with the Unaudited Annual Financial Statements, the "Financial Statements").

            (b) The Financial Statements present fairly in all material respects the financial condition and results of operations of the Business as of the dates and for the periods included therein. The Financial Statements are a component of the consolidated financial statements of Insilco which have been prepared on a consistent basis (the "Parent Financial Statements"), and the Parent Financial Statements have been prepared utilizing U.S. generally accepted accounting principles ("GAAP") and such principles have been consistently applied for the periods presented.

         Section 5.5 Title to Assets. At the Closing, the Buyer shall acquire all of the Seller's right, title and interest in, to and under (subject to such being assumed and assigned in accordance with Section 2.6), all of the Purchased Assets, in each case free and clear of all Encumbrances except for Closing Encumbrances.

         Section 5.6 Owned Real Property. (a) Schedule 5.6(a) lists, as of the date of this Agreement, the street address of each parcel of Owned Real Property.

            (b) Except as set forth on Schedule 5.6(b), the Seller is not in material violation of any law, rule, regulation, ordinance or judgment of any Governmental Authority (including, without limitation, any building, planning or zoning law) relating to any of the Owned Real Property. The Seller has made available to the Buyer true and complete copies of each deed for each parcel of Owned Real Property and all of the title insurance policies, title reports, surveys, title documents and other documents relating to or otherwise affecting the Owned Real Property as it relates to the Business, together with all certificates of occupancy and other permits and approvals (or equivalent documents) for the improvements on the Owned Real Property, to the extent they are in the Seller's possession and not posted at the Owned Real Property. The Seller is in peaceful and undisturbed possession of each parcel of Owned Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Owned Real Property for the purposes for which it is currently being used. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Owned Real Property are adequate for the conduct of the Business as currently conducted. There are no material latent defects or material adverse physical conditions affecting the Owned Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Owned Real Property. Except as set forth on Schedule 5.6(b), the Seller has not leased or subleased any parcel or any portion of any parcel of Owned Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement.

            (c) No condemnation of the Real Property, or any portion thereof, has occurred and, to the Knowledge of the Seller, there is no pending, threatened or contemplated appropriation, condemnation or like proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

            (d) No improvements on the Owned Real Property and none of the current uses and conditions thereof violate any Encumbrance, applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Owned Real Property, other than those which are transferable with the Owned Real Property, are required by any Governmental Authority having jurisdiction over the Owned Real Property. There is no pending or, to the Knowledge of the Seller, contemplated proceeding to rezone any parcel of the Real Property.

         Section 5.7 Leased Real Property. (a) Schedule 5.7(a) lists, as of the date of this Agreement, the street address of each parcel of Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property.

            (b) Schedule 5.7(b) sets forth a true and complete list of all leases and subleases relating to the Leased Real Property and any and all ancillary documents pertaining thereto (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates) (each a "Real Property Lease"). With respect to each Real Property Lease, except as otherwise set forth on Schedule 5.7(b), the Seller has not exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including, without limitation, any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "Options").

            (c) Except as set forth on Schedule 5.7(c), each Real Property Lease is valid, binding upon and enforceable against the Seller, and, to the Knowledge of the Seller, each other party thereto. Each Real Property Lease is unmodified (except as set forth on Schedule 5.7(b) and is in full force and effect. The Seller is in peaceful and undisturbed possession of the space and/or estate it occupies under each Real Property Lease.

            (d) The rental payment set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same. All rent and other sums and charges payable by the Seller as lessee or sublessee under a Real Property Lease is current. The Seller is in compliance in all material respects with the terms of each Real Property Lease and no termination event or condition or uncured default exists under any Real Property Lease, except as set forth on
Schedule 5.7(d). Except as set forth on Schedule 5.7(d), no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. The Seller has the full right to exercise its Options contained in the respective leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

         Section 5.8 Environmental Matters. Except as disclosed on Schedule 5.8 and except as would not reasonably be expected to have a Material Adverse
Effect:

            (a) to the Knowledge of the Seller, the Seller holds and is, and has been, in compliance with, all material permits, licenses and governmental authorizations required for the Seller to conduct the Business under applicable Environmental Laws ("Environmental Permits"), and the Seller is otherwise in compliance with applicable Environmental Laws with respect to the Business and the Purchased Assets;

            (b) to the Knowledge of the Seller, the Seller has not received any written notice that it is a potentially responsible party under CERCLA or any similar state law with respect to the Business or the Purchased Assets;

            (c) with respect to the Business and the Purchased Assets, the Seller has not entered into or agreed to any material consent decree or order, or other binding agreement, with a Governmental Authority or is subject to any material outstanding judgment, decree, or judicial or administrative order relating to compliance with or liability under any Environmental Law or to investigation or cleanup of Hazardous Substances under any Environmental Law;

            (d) with respect to the Business and the Purchased Assets, to the Knowledge of the Seller, there are no material claims, actions or proceedings under or relating to Environmental Laws pending or, to the Knowledge of the Seller, threatened against or relating to the Seller, the Purchased Assets or the Business;

            (e) after a reasonable records examination, the Seller has heretofore delivered to the Buyer copies of all environmental studies made in the last five (5) years prepared for the Seller or in the Seller's possession relating to the Purchased Assets;

            (f) to the Knowledge of the Seller, the Seller has not and, to the Knowledge of the Seller, no other Person has, Released (as such term is defined in CERCLA) any material quantities or concentrations of any Hazardous Substances, reportable under any Environmental Law, on, beneath or adjacent to the Owned Real Property or the Leased Real Property; and

            (g) to the Knowledge of the Seller, neither the Owned Real Property nor the Leased Real Property contains any (i) underground storage tanks, (ii) friable asbestos or (iii) equipment using polychlorinated biphenyls.

         The representations and warranties made in this Section 5.8 are the Seller's exclusive representations and warranties relating to any environmental matters, including any arising under any Environmental Laws.

         Section 5.9 ERISA; Benefit Plans. (a) Schedule 5.9(a) lists each employee benefit plan, program or arrangement (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) and each other retirement, profit-sharing, death, disability, life insurance, stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and any other employee benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, maintained, sponsored or contributed to by the Seller or an ERISA Affiliate for the benefit of current or former employees of the Business (each, an "Employee Plan").

            (b) With respect to each Employee Plan, the Seller has provided to the Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (1) any related trust agreement or other funding instrument; (2) any summary plan description by the Seller to its employees concerning the extent of the benefits provided under any Employee Plan; and (3) for the two most recent years, (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) attorney's response to any auditor's request for information.

            (c) Except as set forth on Schedule 5.9(c), each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such Employee Plan is so qualified, and nothing has occurred since the date of such determination whether by action or inaction that would materially adversely affect the qualified status of such Employee Plan.

            (d) Except as set forth on Schedule 5.9(d), to the Knowledge of the Seller, each Employee Plan has been maintained, funded, and administered in material compliance with its terms, the terms of any applicable collective bargaining agreements, and all applicable laws including, but not limited to, ERISA and the Code. Except as set forth on Schedule 5.9(d), none of the Employee Plans is a multiemployer plan (as such term is defined in Section 3(37) of ERISA, a "Multiemployer Plan"), for which the Seller could incur any material liability. Neither the Seller nor any ERISA Affiliate has any liability or potential liability under Title IV of ERISA that would likely become a liability of the Buyer, except as would not have a Material Adverse Effect.

            (e) Except as set forth on Schedule 5.9(e), with respect to each Employee Plan that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or Part 3 of Title I of ERISA, the following is true:

            (i) all contributions required to be made under Section 412 of the Code and Section 302 of ERISA (whether or not waived) have been made when due, and all premium payments to the Pension Benefit Guaranty Corporation have been made when due;

            (ii) no amendment has occurred which has required or could require a Seller Party to provide security to such Employee Plan under Section 401(a)(29) of the Code or Section 307 of ERISA; and

            (iii) as of the most recent valuation date, the fair market value of the Employee Plan's assets exceeded the "accumulated benefit obligation" for such plan within the meaning of Paragraph 17 of Statement of Financial Accounting Standards No. 87.

            (f) There is no Employee Plan that is a Multiemployer Plan.

            (g) Neither the Seller nor any ERISA Affiliate maintains an Employee Plan that would be reasonably likely to result in the payment to any employee or former employee of the Business by the Buyer of any money or other property or rights or accelerate or provide any other right or benefit to any employee or former employee of the Business which would become a material obligation of the Buyer as a result of the transactions contemplated by this Agreement.

            Section 5.10 Certain Contracts and Arrangements. Except for contracts, agreements, personal property leases, service agreements, customer agreements, commitments, understandings or instruments which (a) are listed on
Schedule 5.7(a) or Schedule 5.10, or (b) have been entered into in the ordinary course of business and do not involve payments by the Seller in excess of $50,000 individually, the Seller is not, as of the date hereof, party to any written contract, agreement, personal property lease, commitment, understanding or instrument which is material to the Business or the Purchased Assets.

         Section 5.11 Legal Proceedings and Judgments. Except as set forth on
Schedule 5.11 and except with respect to actions commenced in the Chapter 11 Cases, (a) there are no claims, actions, proceedings or investigations pending or, to the Knowledge of the Seller, threatened against or relating to the Seller before any court or other Governmental Authority acting in an adjudicative capacity, which would, if adversely determined, have a Material Adverse Effect;

and (b) there are no claims, actions, proceedings or investigations pending against or, to the Knowledge of the Seller, threatened against or relating to the Seller before any court or other Governmental Authority acting in an adjudicative capacity, which have been commenced after the filing of the Chapter 11 Cases, which would, if adversely determined, have a Material Adverse Effect. Except as set forth on Schedule 5.11, the Seller is not subject to any outstanding judgment, rule, order, writ, injunction or decree of any court or other Governmental Authority, which would have a Material Adverse Effect.

         Section 5.12 Permits. The Seller has all permits, certificates, licenses, franchises and other governmental authorizations, consents and approvals, other than with respect to Environmental Laws (which are addressed in Section 5.8), necessary for the operation of the Business as presently conducted (collectively, "Permits"). Schedule 5.12 sets forth a list of all material Permits and Environmental Permits held by the Seller as of the date hereof and necessary for the operation of the Business as presently conducted.

         Section 5.13 Compliance with Laws. Except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code, to the Knowledge of the Seller, the Seller is in compliance in all material respects with all Permits, laws, statutes, orders, rules, regulations, ordinances, or judgments of any Governmental Authority applicable to the Business, except for violations that would not have a Material Adverse Effect.

         Section 5.14 Taxes. Except as set forth on Schedule 5.14, (i) the Seller has timely filed or been included in all material Tax Returns relating to the Business or the Purchased Assets required to be filed for any period ending prior to the Closing Date (taking into account any extension of time to file granted to or obtained on behalf thereof), (ii) all material Taxes shown to be payable on such Tax Returns have been paid or will be paid and (iii) all such Tax Returns are true, complete and correct in all material respects and (iv) no deficiency for any material amount of Tax relating to the Business or the Purchased Assets has been asserted or assessed in writing by a Taxing authority against the Seller.

         Section 5.15 Intellectual Property. Schedule 5.15 attached hereto sets forth all material (a) patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications, and Internet domain names included in the Intellectual Property, and (b) Intellectual Property Agreements (other than licenses of commercially available off-the-shelf computer software licensed pursuant to shrink-wrap or click wrap licenses). Except as set forth on Schedule 5.15, to the Knowledge of the Seller, the Seller has all right, title and interest in and to the Intellectual Property and the Intellectual Property Agreements, free and clear of all Encumbrances and has a valid right to use the Intellectual Property and Licensed Intellectual Property in the operation of the Business. Except as would not have a Material Adverse Effect, the Seller has a valid right to use the Intellectual Property in connection with the operation of Business. To the Knowledge of the Seller, the Intellectual Property is valid and enforceable and has not been adjudged invalid or unenforceable in whole or in part. To the Knowledge of the Seller, no person is engaging in any activity that infringes the Intellectual Property. To the Knowledge of the Seller, no claim has been asserted against the Seller alleging that the operation of the Business infringes or may infringe the intellectual property rights of any third party. To the Knowledge of the Seller, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any rights in or to any of the Intellectual Property.

         Section 5.16 Labor and Employment Matters. Except as disclosed on
Schedule 5.16, (a) the Seller is not party to or bound by any collective bargaining agreement or relationship with any labor organization in relation to the Business; (b) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition relating to the Seller applicable to the Business; (c) to the Knowledge of the Seller, no union organizing efforts applicable to the Business are underway or threatened relating to the Seller; (d) no labor strike, work stoppage, slowdown, or other material labor dispute applicable to the Business is underway or, to the Knowledge of the Seller, threatened relating to the Seller, and (e) there is no labor or employment-related claim, charge, procedure, arbitration, complaint or investigation pending or, to the Knowledge of the Seller, threatened relating to the Seller, in any forum that if adversely decided would be likely to have a Material Adverse Effect. The Seller is in compliance with all material applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health in relation to the Business.

         Section 5.17 Brokers. Except for Gleacher Partners LLC, no Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Seller or any of their respective Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller. Such fees shall be paid in full by the Seller.

         Section 5.18 Overlapping Assets. Schedule 5.18 of the Disclosure Schedule sets forth a list of (a) the Purchased Assets ("Buyer's Overlapping Assets") which are used in the operation of the Seller's businesses other than the Business (the "Seller's Retained Business") and the nature of the usage by the Seller's Retained Business of Buyer's Overlapping Assets and (b) the assets not included in the Purchased Assets ("Seller's Overlapping Assets") which are used in the operation of the Business and the nature of the usage by the Business of Seller's Overlapping Assets.

         Section 5.19 Accounts Receivable. All Accounts Receivable of the Seller as reflected on the Financial Statements were incurred in the normal course of business and represent arm's length sales actually made in the ordinary course of business.

         Section 5.20 Disclaimer of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V, THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF ITS ASSETS (INCLUDING THE PURCHASED ASSETS), LIABILITIES OR OPERATIONS, INCLUDING, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS ARTICLE V, THE BUYER IS PURCHASING THE PURCHASED ASSETS ON AN "AS-IS, WHERE-IS" BASIS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE SELLER MAKES

NO REPRESENTATION OR WARRANTY REGARDING ANY ASSETS OTHER THAN THE PURCHASED ASSETS, AND NONE SHALL BE IMPLIED AT LAW OR IN EQUITY.

                                   Article VI
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         As an inducement to the Seller to enter this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to the Seller as follows:

         Section 6.1 Organization. The Buyer is a general partnership validly existing and in good standing under the laws of the State of South Carolina and has all requisite power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

         Section 6.2 Authority Relative to this Agreement. The Buyer has all partnership power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by such partner or partners as may be required pursuant to the partnership agreement or other organizational documents of the Buyer and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer, and, assuming that this Agreement constitutes a valid and binding agreement of the Seller, constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 6.3 Consents and Approvals; No Violation. Except for the entry and effectiveness of the Sale Order, neither the execution and delivery of this Agreement by the Buyer nor the purchase by the Buyer of the Purchased Assets and the assumption by the Buyer of the Assumed Liabilities and the Assumed Agreements pursuant to this Agreement will: (a) conflict with or result in any breach of any provision of the partnership agreement and other organizational documents of the Buyer; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made; or (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which the Buyer is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

         Section 6.4 Legal Proceedings and Judgments. There are no material claims, actions, proceedings or investigations pending or, to the Knowledge of the Buyer, threatened against or relating to the Buyer before any court or other Governmental Authority acting in an adjudicative capacity that could reasonably be expected to have a material adverse effect on the Buyer's ability to consummate the transactions contemplated hereby.

         Section 6.5 Brokers. No Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

         Section 6.6 Buyer Financing. As of the date of this Agreement and on the Closing Date, the Buyer has and will have funds sufficient to pay the Purchase Price and all of its fees and expenses incurred in connection with the transactions contemplated hereby, including all Cure Amounts and any applicable transfer Taxes.

                                  Article VII
                            COVENANTS OF THE PARTIES

         Section 7.1 Conduct of Business. (a) Except as (1) described on
Schedule 7.1, (2) permitted by the Buyer by written consent or (3) required by any order of the Bankruptcy Court, the Bankruptcy Code, and any order or agreement related to the use of cash collateral or postpetition financing, during the period commencing on the date of this Agreement and ending on the Closing Date (including, for the avoidance of doubt, not offering a discount or discounted payments to any of its customers for the payment of Accounts Receivable) booked since the date of this Agreement, the parties hereto (it being understood that both the Seller and the Buyer participate in the operation of the Business) shall (i) operate the Business in the usual, regular and ordinary course, (ii) other than as permitted in writing by the other party, preserve in all material respects the Business, the Purchased Assets, its employees and its operations and (iii) endeavor to preserve, in all material respects, the goodwill and relationships with customers, suppliers and others having business dealings with the Business, in each case, taking into account the Seller's status as a debtor under Chapter 11 of the Bankruptcy Code.

            (b) Prior to the Closing Date, without the prior written consent of the other party, which shall not be unreasonably withheld or delayed, the parties hereto (it being understood that both the Seller and the Buyer participate in the operation of the Business) shall each not create, incur, assume or suffer to exist any material Encumbrance upon the Purchased Assets, other than (i) Permitted Encumbrances; provided, however, that Permitted Encumbrances as used in this Section 7.1(b) shall mean, with respect to the Real Property, only those matters included in clause (i) or clause (ii) of the definition of Permitted Encumbrances in Section 1.1(a), (ii) the liens in favor of the Prepetition Agent under the Prepetition Credit Agreement and postpetition liens granted pursuant to the postpetition cash collateral orders, (iii) the liens in favor of the agent or the lenders under a postpetition cash collateral agreement and (iv) those incurred in the ordinary course of business. Prior to the Closing Date, without the prior written consent of the other party, each of the parties hereto shall not sell, lease (as lessor), transfer or otherwise dispose of any of the Purchased Assets (it being understood that both the Seller and the Buyer participate in the operation of the Business) other than in the ordinary course of business.

            (c) With respect to the Real Property, the parties hereto agree that, between the date of this Agreement and the Closing Date, each of the parties hereto (it being understood that both the Seller and the Buyer participate in the operation of the Business) shall (i) maintain the Real Property in substantially the same condition as exists on the date hereof, reasonable wear and tear excepted, (ii) operate the Real Property in compliance with all applicable laws, rules, regulations and codes in all material respects,
(iii) maintain in full force and effect all property and liability insurance policies on the Real Property in effect as of the date hereof, (iv) afford the Buyer and the Buyer's Representatives reasonable access during normal business hours to the Real Property and all agreements, books, records and other documents and data of the parties related thereto; provided that the Seller need not supply the Buyer with any information that the Seller is under a legal obligation not to supply, including customer-specific costing and pricing information and (v) cooperate with and assist the Buyer in obtaining, in each case at the Buyer's cost, (x) a commitment from a title company acceptable to Buyer (the "Title Company") to issue on the American Land Title Association's current form an owner's title insurance policy or policies (and leasehold policies if the Buyer so elects), in form acceptable to the Buyer, at standard rates, together with copies of all documents affecting title to the Real Property and (y) a survey of each parcel of Real Property, as deemed necessary or advisable by the Buyer in its sole discretion, certified to the Buyer, the Buyer's lender, if any, the Title Company and any other Person which the Buyer reasonable requests, in a manner acceptable to the Buyer, prepared by a registered land surveyor, dated not more than sixty (60) days prior to the Closing, and complying with the minimum detail requirements for land title surveys as adopted by the American Land Title Association and the American Congress on Surveying and Mapping.

         Section 7.2 Access to Information; Maintenance of Records. (a) Between the date of this Agreement and the Closing Date, the Seller shall, during ordinary business hours, upon reasonable notice, (i) give the Buyer and the Buyer's Representatives reasonable access to all books, records, plants, offices and other facilities and properties constituting the Purchased Assets to which the Buyer is not denied access by law, (ii) permit the Buyer to make such reasonable inspections thereof as the Buyer may reasonably request, (iii) furnish the Buyer with such financial and operating data and other information with respect to the Business as the Buyer may from time to time reasonably request and (iv) furnish the Buyer a copy of each material report, schedule or other document filed with the SEC by the Seller with respect to the Business; provided, however, that (A) any such access shall be conducted in such a manner so as not to interfere unreasonably with the operation of the Business and will be at the expense of the Buyer, (B) the Seller shall not be required to take any action which would constitute a waiver of the attorney-client privilege and (C) the Seller need not supply the Buyer with any information which the Seller is under a legal obligation not to supply or any information, documents or materials related to customer-specific costing and pricing information or product development. Notwithstanding anything in this Section 7.2(a) to the contrary, the Buyer shall not have access to any of the Employee Records or other personnel and medical records, which in the Seller's good faith judgment are sensitive or the disclosure of which could subject the Seller to any risk of liability.

            (b) The Buyer and the Seller acknowledge that they are subject to the Confidentiality Agreement. All information furnished to or obtained by the Buyer or any of the Buyer's Representatives or the Seller or any of the Seller's Representatives pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement and shall be treated as Confidential Information for all purposes of the Confidentiality Agreement. Furthermore, the Buyer acknowledges that the Seller or the Seller's Representatives may furnish Confidential Information to counsel for the Creditors' Committee and to the Prepetition Agent and the Postpetition Agent and their respective counsel, subject to the provisions of the Confidentiality Agreement.

            (c) Between the Closing Date and the later of (x) the third anniversary of the Closing Date and (y) the date of entry of an order of the Bankruptcy Court closing the Chapter 11 Cases, or if converted to a case under Chapter 7 of the Bankruptcy Code, an order of the Bankruptcy Court closing such case, the Seller and the Seller's Representatives shall have reasonable access to all of the books and records relating to the Business or the Purchased Assets, including all information pertaining to the Assumed Agreements, all Employee Records or other personnel and medical records required by law, legal process or subpoena, in the possession of the Buyer to the extent that such access may reasonably be required by the Seller in connection with the Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the operation of the Business and the Purchased Assets. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours; provided, however, that (i) any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Buyer or its Affiliates, (ii) the Buyer shall not be required to take any action which would constitute a waiver of the attorney-client privilege, and (iii) the Buyer need not supply the Seller with any information which the Buyer is under a legal obligation not to supply. The Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 7.2(c). If the Buyer shall desire to dispose of any such books and records upon or prior to the expiration of such period, the Buyer shall, prior to such disposition, give the Seller a reasonable opportunity at the Seller's expense, to segregate and remove such books and records as the Seller may select. Furthermore, the Buyer acknowledges that the Seller shall have reasonable access to all Hired Employees with respect to the litigation matters set forth on Schedule 2.2(d) and Schedule 5.11 for so long as such matters are pending. In addition to the foregoing, the Buyer agrees to maintain the Employee Records in its possession for a period of three (3) years after the Closing Date and to give former and current employees of the Seller reasonable access to such Employee Records during such period.

         Section 7.3 Expenses. Except to the extent specifically provided herein or in the Sale Order, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

         Section 7.4 Further Assurances. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Assets in accordance with this Agreement, including using reasonable best efforts to ensure timely satisfaction of the conditions precedent to each party's obligations hereunder. Neither the Seller, on the one hand, nor the Buyer, on the other hand, shall, without the prior written consent of the other party take any action, which would reasonably be expected to prevent or materially impede, interfere with, or delay the transactions contemplated by this Agreement. From time to time on or after the Closing Date, the Seller shall, at the Buyer's expense, execute and deliver such documents to the Buyer as the Buyer may reasonably request in order to more effectively vest in the Buyer the Seller's title to the Purchased Assets subject to Closing Encumbrances. From time to time after the date hereof, the Buyer shall, at the Seller's expense, execute and deliver such documents to the Seller as the Seller may reasonably request in order to more effectively consummate the sale of the Purchased Assets and the assumption and assignment of the Assumed Liabilities and the Assumed Agreements in accordance with this Agreement.

            (b) In the event that any Purchased Asset shall not have been conveyed to the Buyer at the Closing, the Seller shall, subject to Section 7.4(c), use its reasonable best efforts to convey such Purchased Asset to the Buyer as promptly as is practicable after the Closing.

            (c) To the extent that the Seller's rights under any Assumed Agreement may not be assigned without the consent of another Person and such consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Seller shall use reasonable best efforts (without being required to make any payment to any third party or to incur any economic burden), taking into account the Seller's status as a debtor under Chapter 11 of the Bankruptcy Code, to obtain any such required consent(s) as promptly as reasonably possible unless failure to obtain such consent would not have a Material Adverse Effect. The Buyer agrees to fully cooperate with the Seller in its efforts to obtain any such consent (including the submission of such financial or other information concerning the Buyer and the execution of any assumption agreements or similar documents reasonably requested by a third party) without being required to make any payment to any third party or to incur any economic burden (other than the payment of any Cure Amount required under Section 2.5(b)).

         Section 7.5 Public Statements. The Seller and the Buyer shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby, except that the parties may make disclosures with respect to this Agreement and the transactions contemplated hereby to the extent required by law or by the rules or regulations of any securities exchange and to the extent and under the circumstances in which the parties are expressly permitted by the Confidentiality Agreement to make disclosures of Confidential Information.

         Section 7.6 Governmental Authority Consents and Approvals. (a) Governmental Authority Approvals. The Seller and the Buyer shall each use their reasonable best efforts to cooperate with each other in determining and making any filings, notifications and requests for approval required to be made and received prior to the Closing under applicable law or regulation (collectively, the "Regulatory Approvals"). In connection with any Regulatory Approvals, neither the Buyer nor the Seller will, and the Buyer and the Seller will use their reasonable best efforts not to, cause or permit any of their officers, directors, partners or other Affiliates not to, take any action which could reasonably be expected to materially and adversely affect the submission of any required filings or notifications or the grant of any such approvals.

            (b) Cooperation. Each party hereto (i) shall promptly inform each other of any communication from any Governmental Authority concerning this Agreement, the transactions contemplated hereby and any filing, notification or request for approval related thereto and

(ii) shall permit the other parties hereto to review in advance any proposed written communication or information submitted to any such Governmental Authority in response thereto. In addition, the Seller and the Buyer shall not agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to this Agreement, the transactions contemplated hereby or any such filing, notification or request for approval related thereto unless it consults with the other parties hereto in advance and, to the extent permitted by any such Governmental Authority, gives the other parties hereto the opportunity to attend and participate thereat, in each case to the maximum extent practicable. Subject to any restrictions under applicable laws, rules or regulations, each of the Seller and the Buyer shall furnish the Buyer or the Seller, as the case may be, with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representatives on the one hand, and the Governmental Authority or members of its staff on the other hand, with respect to this Agreement, the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to the attorney-client privilege or work product doctrine) or any such filing, notification or request for approval related thereto. The Seller and the Buyer shall also furnish the other party with such necessary information and assistance as such other parties and their Affiliates may reasonably request in connection with their preparation of necessary filings, registration or submissions of information to the Governmental Authority in connection with this Agreement, the transactions contemplated hereby and any such filing, notification or request for approval related thereto. The Seller and the Buyer shall prosecute all required requests for approval with all necessary diligence and otherwise use their respective reasonable best efforts to obtain the grant thereof as soon as possible.

         Section 7.7 Tax Matters. (a) Cooperation on Tax Matters. Each party hereto will provide each other with such assistance, cooperation and information (including access to books and records) as either of them reasonably may request of any other in filing any Tax Return, amended Tax Return or claim for refund, determining any liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes relating to the Seller, the Purchased Assets and the Business.

            (b) Transfer Taxes. All excise, sales, use, transfer, value added, registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and recording, filing and other fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by the Buyer. The Buyer shall, at its own expense, timely pay, and file all necessary Tax Returns and other documentation (including any required notice of a bulk sale) with respect to, all such Transfer Taxes and, only to the extent required by applicable law, the Seller shall join in the execution of any Tax Returns and other documentation at the Buyer's request. The Buyer shall, at its own expense, complete and execute a resale or other exemption certificate with respect to the Purchased Assets consisting of Inventory, and shall provide the Seller with an executed copy thereof.

            (c) No Withholding. The Buyer shall pay the Purchase Price free and clear of withholding or deduction for any Taxes.

            (d) FIRPTA Certification. The Seller shall deliver to the Buyer a certification to the extent required under Section 1445 of the Code in accordance with the Treasury Regulations thereunder.

            (e) Allocation of Taxes. For purposes of Section 2.4(c), the Buyer shall be liable for and shall be allocated all Taxes in respect of the Purchased Assets with respect to taxable periods (or portions thereof) that end after the Closing Date. For this purpose, Taxes that are payable with respect to a taxable period that begins on or before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period beginning on the day following the Closing Date and allocated to the Buyer shall be considered to equal the amount of such taxes for such taxable period, multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period that begins on the day following the Closing Date and the denominator of which is the number of days in the entire taxable period.

            (f) Allocation of Purchase Price. Within thirty (30) days after the Closing Date, the sum of the Purchase Price, the Cure Amounts and the Assumed Liabilities shall be allocated among the Purchased Assets as of the Closing Date in accordance with Exhibit D. Any subsequent adjustments to the Purchase Price, the Cure Amounts or the amount of the Assumed Liabilities shall be reflected in a manner consistent with Exhibit D and with the Treasury Regulations under
Section 1060 of the Code. The Buyer and the Seller agree to cooperate in connection with the preparation and filing of IRS Form 8594. For all Tax purposes, the Buyer and the Seller agree that the transactions contemplated by this Agreement shall be reported in a manner consistent with the terms of this Agreement, including the allocation under Exhibit D, and that none of them will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation or otherwise.

         Section 7.8 Litigation Support. In the event and for so long as any party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the parties hereto will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party. In the event that the Sale Order is the subject of an appeal, the Buyer and the Seller agree to use reasonable best efforts to seek an expedited review and decision of such appeal and to seek the dissolution of any stay which might be entered in connection with such an appeal; provided that each party shall bear the cost of complying with this sentence as it relates to any appeal and the dissolution of any stay in connection therewith.

         Section 7.9 Notification. The Seller shall notify the Buyer and keep the Buyer advised of the occurrence, to the Knowledge of the Seller, of (a) any litigation or administrative proceeding pending or threatened against the Seller which could, if adversely determined, have a Material Adverse Effect, (b) any act or omission which would cause any of the Seller's representations herein to be inaccurate in any material respect and (c) any material damage or destruction of any of the Purchased Assets. The Buyer shall notify and keep the Seller advised of the occurrence of any event or occurrence which could reasonably be expected to materially adversely affect the Buyer's ability to consummate the transactions contemplated hereby.

         Section 7.10 Submission for Bankruptcy Court Approval. On the Petition Date (or as soon thereafter as is reasonably practicable), the Seller shall file a motion or motions and supporting papers seeking (i) the entry of an order substantially in the form of Exhibit E by the Bankruptcy Court approving the Overbid Procedures (the "Bidding Procedures Order") and (ii) entry of an order substantially in the form of Exhibit G approving this Agreement (including the "Sale Order"), all in a form and substance reasonably acceptable to the Buyer. The Bidding Procedures Order and the Sale Order may, at the Seller's option, be sought under one combined set of motion papers, which shall be in form and substance reasonably acceptable to the Buyer. All parties hereto shall use their commercially reasonable efforts to have the Bankruptcy Court enter the Bidding Procedures Order as soon as practicable following the filing of the motion therefor. The Seller shall give appropriate notice under the Bankruptcy Code of the request for such relief, including such additional notice as the Bankruptcy Court shall direct, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby.

         Section 7.11 Overbid Procedures. The Buyer and the Seller acknowledge that the Seller must take reasonable steps to demonstrate that it has sought to obtain the highest and best price for the Purchased Assets and the consummation of the transactions contemplated by this Agreement, including giving notice thereof to the Seller's creditors and other interested parties, providing information about the Business to prospective bidders (subject to appropriate confidentiality agreements), entertaining higher and better offers from such prospective bidders, and, if necessary, conducting an auction. To facilitate the foregoing, the Seller shall seek entry of the Bidding Procedures Order providing for the bidding provisions and procedures as set forth in Exhibit A to the Bidding Procedures Order (the "Overbid Procedures"). These procedures shall include the following provisions:

            (a) The Seller shall consider as higher and better offers (the "Overbids") only those offers that meet the following requirements:

            (i) Bid Deadline. A Qualified Bidder (as defined in the Bidding Procedure Order) that desires to make a bid shall deliver written copies of its bid to (i) Gleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn: William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017, Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn: Constance A. Fratianni, and
         (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, Attn: Robert Freeman, not later than 4:00 p.m. (prevailing New York time) on the date specified in the Bidding Procedures Order (the "Bid Deadline"). The Seller may extend the Bid Deadline in its sole discretion, but shall have no obligation to do so; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent. If the Seller extends the Bid Deadline, it shall promptly notify the Buyer and all other Qualified Bidders of such extension.

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

            (ii) Overbid Requirements. A bid is a letter from a Qualified Bidder (other than the Buyer, whose participation as a Qualified Bidder shall be on the terms set forth in this Agreement) stating that (i) the Qualified Bidder offers to purchase the Purchased Assets upon the terms and conditions set forth in a copy of this Agreement attached to such letter, marked to show those amendments and modifications to this Agreement, including price, terms, and assets to be acquired, that the Qualified Bidder proposes and (ii) the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Purchased Assets or January 31, 2003. A Qualified Bidder (other than the Buyer) shall accompany its bid with written evidence of a commitment for financing or other evidence of ability to consummate the transaction. Unless otherwise waived by the Seller in writing, the Seller will consider a bid only if the bid:

               A) provides overall value for the Purchased Assets to the Seller of at least $100,000 over the Purchase Price in this Agreement;

               B) is on terms that, in the Seller's reasonable business
            judgment, are not materially more burdensome or conditional than the terms of this Agreement;

               C) is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

               D) does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payments; and

               E) is received by the Bid Deadline.

         A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Seller in respect of any Termination Payments (as defined in the Bidding Procedures Order)) and the likelihood and timing of consummating such transaction. For purposes hereof, this Agreement executed by the Buyer shall constitute a Qualified Bid.

            (iii) Deposit Requirement. All initial Overbids shall be accompanied by a deposit of ten thousand dollars ($10,000) (the "Deposit") payable by wire transfer (or other immediately available funds) to an escrow agent designated by the Seller. Following the Auction, the Seller shall seek the approval of the Bankruptcy Court of the highest or best offer submitted for the Purchased Assets (the "Successful Bid" and such bidder, the "Successful Bidder") and, in the event that the sale to the successful Bidder is not consummated, the next highest and best offer (the "Backup Bid", and such bidder, the "Backup Bidder"). The Deposit submitted by the Successful Bidder, together with interest thereon, shall be applied against the payment of the cash portion of the consideration upon closing of the sale to the Successful Bidder. If the Successful Bidder fails to consummate the purchase of the Purchased Assets due to such party's breach of its purchase agreement with the Seller, then the Seller shall retain the Deposit of such

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

         Successful Bidder, if any, as liquidated damages and continue with the sale of the Purchased Assets to the Backup Bidder. Within three (3) Business Days after the closing of the sale of the Purchased Assets, any Deposit (i) not applied to the purchase of such Purchased Assets or
         (ii) not retained by the Seller due to a breach by the Successful Bidder shall, together with interest, be returned to the appropriate bidders.

            (b) If, prior to the Bid Deadline, the Seller has received at least one Qualified Bid that the Seller determines is higher or otherwise better than the bid of the Buyer set forth in this Agreement, the Seller shall conduct an auction (the "Auction") with respect to the Purchased Assets and provide to the Buyer and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place at 11:00 a.m. (prevailing New York time) on the date specified in the Bidding Procedure Order at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Seller shall notify the Buyer and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two (2) Business Days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders (including, for the avoidance of doubt, the Buyer) will be eligible to participate at the Auction. At least two (2) Business Days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Seller whether it intends to participate in the Auction. The Seller may, at their option, provide or make available copies of any Qualified Bid(s) that the Seller believes are the highest or otherwise best offer(s) to all Qualified Bidders who intend to participate in the Auction prior to the commencement thereof.

         Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Seller determines is relevant, the Seller, in its sole discretion, may conduct the Auction in the manner it determines will achieve the maximum value for the Purchased Assets. At the beginning of the Auction, a representative of the Seller shall announce the amount of the bid that is at such time determined by the Seller to be the highest and best bid. Thereafter, all additional bids shall be in increments of $10,000 or integral multiples thereof. The Seller may adopt such other rules for bidding at the Auction, that, in the Seller's business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bidding Procedures, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Seller will inform the Qualified Bidders (including, for the avoidance of doubt, the Buyer) participating in the Auction of the manner in which the Auction will be conducted.

         As soon as practicable after the conclusion of the Auction, the Seller, in consultation with its legal and financial advisors and the Prepetition Agent, shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale and any obligations of the Seller in respect of any Break Up Fee, and (ii) identify the Successful Bid. At the Sale Hearing, the Seller shall present the Successful Bid to the Bankruptcy Court for approval. In the event that the sale to the Successful Bidder is not consummated, the Seller may seek to consummate a sale of the Purchased Assets to the next highest and best offer.

            (c) If the Buyer is not identified as the Successful Bidder following the Auction, the Buyer is not then in breach of any provision of this Agreement, the Buyer has not terminated this Agreement and a sale of all or substantially all of the Purchased Assets is consummated with a party other than the Buyer, then the Buyer will be entitled to receive, as a "break-up fee" out of the proceeds of the consummated sale, an amount equal to the sum of (i) $75,000 and (ii) reimbursement of all reasonable and documented expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement up to $8,000 in the aggregate (the "Break-Up Fee").

            (d) The Buyer shall be permitted to credit the amount of the Break-Up Fee to its bid if it makes a competing bid at the Auction in such a manner that the Buyer shall be permitted to match the dollar value of any competing bid submitted by another entity by submitting a bid in an amount equal to, but no more than, the bid to be matched minus the amount of the Break-Up Fee.

         Section 7.12 Mail Received After the Closing. Following the Closing, the Buyer may receive and open all mail addressed to the Seller and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Purchased Assets, the Business or any of the Assumed Liabilities. The Buyer shall promptly deliver or cause to be delivered to the Seller all mail received by the Buyer after the Closing addressed to the Seller which does not relate to the Purchased Assets, the Business or the Assumed Liabilities.

         Section 7.13 Employees. (a) Prior to the Sale Hearing, the Buyer shall make offers of employment, effective as of the Closing Date, to all employees of the Business and shall provide the Seller with the general terms of such offers. Each employee who accepts the Buyer's offer of employment shall be referred to herein as a "Hired Employee".

            (b) The Buyer shall extend to all Hired Employees eligibility to participate in a medical and dental insurance program, a life insurance program and a 401(k) plan (which plan shall be established by the Buyer within six (6) months of the Closing Date) and other employee benefits (such as paid holiday and vacation) that are substantially comparable, in each such case and as applicable, to those programs, plans and benefits that the Seller currently offers to the Hired Employees.

            (c) Effective as of the Closing Date, or, if later, as of the termination of the Seller's group health plans, the Buyer will provide COBRA continuation coverage as required under COBRA for any qualified beneficiary with respect to a covered employee of the Seller, provided such qualified beneficiary is an "M&A qualified beneficiary" as defined in Treasury Regulation Section 54.4980-9 Q&A 4(a) (or any successor regulation thereto) with respect to the transactions contemplated herein. Such coverage shall continue only to the extent required under COBRA. The Buyer shall be responsible for providing continuation healthcare coverage in accordance with COBRA to all employees or former employees of the Business (including Hired Employees) and their qualified beneficiaries who incur a qualifying event on or after the Closing Date.

            (d) The Buyer shall be responsible for any Liability or obligation under WARN in respect of any employee or former employee of the Business arising before the Closing Date and

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

Buyer shall be responsible for any Liability or obligation under WARN in respect of any employee or former employee of the Business, whether or not such employee becomes a Hired Employee, arising from employee termination on or accruing on or after the Closing Date.

            (e) The Buyer shall provide severance benefits to all Hired Employees whose employment terminates on or after the Closing Date, and for a period of at least three months after the Closing Date.

         Section 7.14 Computer System. (a) The Seller covenants that prior to the Closing it shall move the Computer System from the Seller's facility in Glen Rock, Pennsylvania to the N. Myrtle Beach, South Carolina facility. It is understood by the parties that the Seller intends to establish lines from the Computer System to both the Lake Wales, Florida facility and Galway, Ireland facility (the "Connected Facilities").

            (b) The Buyer covenants that it shall continue to operate the Computer System for the benefit of the operation of the Connected Facilities in a manner consistent with past practices for a period of ninety (90) days following the Closing. The Buyer shall not be responsible for costs related to the use of the Computer System by the Connected Facilities for the ninety (90) day period following the Closing or for any costs incurred in disconnecting the Computer System from the Connected Facilities.

         Section 7.15 Overlapping Assets. The Seller shall use commercially reasonable efforts to make Seller's Overlapping Assets available for the use of the Buyer with respect to the Business, as currently used therein, at no charge to the Buyer, for a period of ninety (90) days following the Closing, and the Buyer shall use commercially reasonable efforts to make Buyer's Overlapping Assets available for the use of the Seller (and the parties to whom the Seller sells the Seller's Retained Business), as currently used therein, at no charge to the Seller, for a period of ninety (90) days following the Closing. Nothing in this Section 7.15 shall be construed as restricting the Seller's or the Buyer's right to encumber or transfer the Seller's Overlapping Assets or the Buyer's Overlapping Assets, as the case may be.

                                  Article VIII
                              CONDITIONS TO CLOSING

         Section 8.1 Conditions to Each Party's Obligations to Effect the Closing. The respective obligations of each party to effect the sale and purchase of the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of a material part of the Purchased Assets contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits the consummation of the sale of the Purchased Assets; and

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

            (b) the Bankruptcy Court shall have entered the Sale Order substantially in the form of Exhibit G hereto and such Sale Order shall be in full force and effect and shall not have been stayed, modified, reversed or amended (except, if modified or amended with the written consent of the Seller, the Buyer and the Prepetition Agent).

         Section 8.2 Conditions to Obligations of the Buyer. The obligation of the Buyer to effect the purchase of the Purchased Assets and the assumption of the Assumed Liabilities and Assumed Agreements contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

            (a) the Seller shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Seller on or prior to the Closing Date and the representations and warranties of the Seller which are set forth in this Agreement (without regard as to any qualifications therein as to materiality or Material Adverse Effect) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the Closing Date except where failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect;

            (b) the Buyer shall have received a certificate from the chief executive officer of the Seller, dated as of the Closing Date, to the effect that, to the best of such chief executive officer's knowledge, the conditions set forth in Section 8.2(a) have been satisfied;

            (c) the Purchased Assets shall have been released from all Encumbrances (other than Closing Encumbrances) and there shall be no Encumbrances on the Purchased Assets (other than Closing Encumbrances);

            (d) the Sale Order shall provide that any and all of their Encumbrances (other than Closing Encumbrances) on the Purchased Assets shall, upon Closing, attach only to the proceeds of the transactions contemplated hereby and not to the Purchased Assets; and

            (e) the Buyer shall have received the other items to be delivered to it pursuant to Section 4.2.

Any condition specified in this Section 8.2 may be waived by the Buyer; provided that no such waiver shall be effective against the Buyer unless it is set forth in a writing executed by the Buyer.

         Section 8.3 Conditions to Obligations of the Seller. The obligation of the Seller to effect the sale of the Purchased Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

            (a) the Buyer shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Buyer on or prior to the Closing Date and the representations and warranties of the Buyer which are set forth in this Agreement (without regard to any qualifications therein as to materiality) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the Closing Date;

            (b) the Seller shall have received a certificate from an authorized officer of the Buyer, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in
         Section 8.3(a) have been satisfied; and

            (c) the Seller shall have received the other items to be delivered to it pursuant to Section 4.3.

Any condition specified in this Section 8.3 may be waived by the Seller; provided that no such waiver shall be effective against the Seller unless it is set forth in a writing executed by the Seller.

                                   Article IX
                           TERMINATION AND ABANDONMENT

         Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by:

            (a) mutual written consent of the Seller and the Buyer;

            (b) the Seller, if there has been a material violation or breach by the Buyer of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Seller to effect the Closing and such violation or breach has not been cured by the Buyer within ten
         (10) Business Days of receipt of written notice thereof or waived by the Seller;

            (c) the Seller or the Buyer, if (i) there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of (A) the Bankruptcy Court or (B) any court or Governmental Authority having competent jurisdiction;

            (d) the Seller, if the Bankruptcy Court enters an order approving a sale of the Purchased Assets other than the sale thereof contemplated by this Agreement to the Buyer or any of its Affiliates (a "Third-Party Sale");

            (e) the Buyer or the Seller, if the Sale Order has not been entered by the Bankruptcy Court within forty-five (45) days after the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court; provided that the Buyer or the Seller, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9.1(e) if the failure to obtain such approval within such time period results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement;

            (f) the Buyer or the Seller, if the Closing shall not have occurred on or prior to January 31, 2003 (the "Termination Date"); provided, that the Buyer or the Seller, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9.1(f) if the failure of the Closing to occur on or prior to such date results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement; or

            (g) the Buyer, if there has been a material violation or breach by the Seller of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Buyer to effect the Closing and such violation or breach has not been cured by the Seller within ten
         (10) Business Days of receipt of written notice thereof or waived by the Buyer.

         Section 9.2 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

            (a) except as set forth in Section 7.11, said termination shall be the sole remedy of the parties hereto with respect to breaches of any covenant, representation or warranty contained in this Agreement and none of the parties hereto nor any of their respective trustees, directors, officers or Affiliates, as the case may be, shall have any liability or further obligation to the other party or parties or any of their respective trustees, directors, officers or Affiliates, as the case may be, pursuant to this Agreement, except for the parties hereto in each case as stated in this Section 9.2, Section 10.15 and in
         Section 7.2(b) and Section 7.3, and upon a willful breach by a party, in which case the non-breaching party or parties shall have all rights and remedies existing at law or in equity; provided, however, that the Seller shall not be responsible for liability for any misrepresentation or breach of any warranty or covenant by the Seller contained in this Agreement prior to the time of such termination (and, for the avoidance of doubt, the Buyer acknowledges that a failure on its part to close this transaction due to a lack of sufficient funds or financing shall be considered a willful breach);

            (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made; and

            (c) all Confidential Information from the Seller shall be returned to the Seller , and all Confidential Information from the Buyer shall be returned to the Buyer.

         Section 9.3 Extension; Waiver. At any time prior to the Closing, the Seller, on the one hand, or the Buyer, on the other hand, may (i) extend the time for the performance of any of the obligations or acts of the other party,
(ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein or (iv) waive any condition to its obligations hereunder. Any agreement on the part of the Seller, on the one hand, or the Buyer, on the other hand, to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the Seller or the Buyer, as applicable.

                                   Article X
                            MISCELLANEOUS PROVISIONS

         Section 10.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Seller and the Buyer; provided that the consent of the Prepetition Agent shall be required in connection with any amendment of this Agreement that materially modifies this Agreement.

         Section 10.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure.

         Section 10.3 Survival. The parties hereto agree that the representations and warranties contained in this Agreement shall not survive the Closing hereunder, and neither party nor any of their respective officers, directors, representatives, employees, advisors or agents shall have any liability to the other after the Closing for any breach thereof. The parties hereto agree that only the covenants contained in this Agreement to be performed at or after the Closing Date shall survive the Closing hereunder, and each party hereto shall be liable to the other after the Closing Date for any breach thereof.

         Section 10.4 No Impediment to Liquidation. Nothing herein shall be deemed or construed as to limit, restrict or impose any impediment to the Seller's right to liquidate, dissolve and wind-up its affairs and to cease all business activities and operations at such time as it may determine following the Closing. Subject to Section 7.7, the Seller shall not be obligated to retain assets or employees or to continue operations following the Closing (or to retain outsource assistance) in order to satisfy its obligations hereunder.

         Section 10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when personally sent/delivered, by facsimile transmission (with hard copy to follow) or sent by reputable express courier or (ii) five (5) days following mailing by registered or certified mail postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Seller and the Buyer shall be sent to the addresses indicated below:

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

        (a) If to a Seller, to:

                           Insilco Technologies, Inc.
                           425 Metro Place North, Fifth Floor
                           Dublin, Ohio 43017
                           Facsimile:  (614) 791-3195
                           Attention:  David A. Kauer

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York 10022
                           Facsimile:  (212) 848-7179
                           Attention:  Constance Fratianni, Esq.
                                        Stephen M. Besen, Esq.

        (b) if to the Buyer, to:

                           LL&R Partnership
                           4347 Woodhollow Lane
                           Little River, South Carolina
                           Facsimile:  (843) 361-0237
                           Attention:  Ray Bellinger


                           with a copy to:

                           Cook & Roy, LLC
                           P.O. Box 4086
                           1200 Madison Dr.
                           N. Myrtle Beach, South Carolina 29597
                           Facsimile:  (843) 663-0364
                           Attention:  Roger P. Roy, Jr.

         Section 10.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and with respect to the Seller, any entity that may succeed to substantially all the assets of the Seller, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any parties hereto, including by operation of law, without the prior written consent of the other parties; provided, however, that this Agreement shall be assignable by the Buyer, without the prior written consent of the Seller, to an Affiliate of the Buyer, so long as the Buyer shall continue to remain obligated hereunder. Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this Section 10.6 shall be null and void and shall not bind or be recognized by the Seller or the Buyer.

         Section 10.7 Third-Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person other than the parties hereto and the Prepetition Agent any legal or equitable right, remedy or claim under or with respect to this Agreement.

         Section 10.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         Section 10.9 Governing Law. This Agreement shall be governed by the laws of the State of New York.

         Section 10.10 Submission to Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court) over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute or proceeding brought in such courts or any defense of inconvenient forum in connection therewith.

         Section 10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 10.12 Incorporation of Exhibits. The Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein by reference and made a part of this Agreement for all purposes as if fully set forth herein.

         Section 10.13 Entire Agreement. This Agreement (including the Exhibits and the Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

         Section 10.14 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.15 Remedies. Subject to Section 10.3, the Seller and the Buyer hereby acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement and that, in such event, the Seller or its successors or assigns, or the Buyer or its successors or assigns, as the case may be, may, in addition to any other rights and remedies existing in their favor, apply to the Bankruptcy Court or any other court of competent jurisdiction for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of this Agreement.

         Section 10.16 Bulk Sales or Transfer Laws. The Buyer hereby waives compliance by the Seller with the provisions of the bulk sales or transfer laws of all applicable jurisdictions.

         Section 10.17 WAIVER OF JURY TRIAL. the parties hereto hereby waive to the fullest extent permitted by applicable law any right they may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. the parties hereto (a) certifY that no representative, agent or attorney of any other partY has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that they and the other party hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.17.



                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                             SELLER:

                                             INSILCO TECHNOLOGIES, INC.



                                             By: /s/ David A. Kauer
                                                --------------------------------
                                                Name:  David A. Kauer
                                                Title: President and Chief
                                                       Executive Officer


                                             BUYER:


                                             LL&R PARTNERSHIP


                                             By: /s/ Ray Bellinger
                                                --------------------------------
                                                Name:  Ray Bellinger
                                                Its:   Partner


                                             LL&R PARTNERSHIP


                                             By: /s/ Steve Kuznik
                                                --------------------------------
                                                Name:  Steve Kuznik
                                                Its:   Partner


                                             LL&R PARTNERSHIP


                                             By: /s/ Karen Bard
                                                --------------------------------
                                                Name:  Karen Bard
                                                Its:   Partner

                                                                       EXHIBIT A
                                                                       ---------

                               ASSUMED AGREEMENTS

ITG GLOBAL - SOUTH CAROLINA
Executory Contracts and Unexpired Leases
                                                                        --------
                                                                        Cure Amt
           ---------------------------------------------------------------------
           Tyco Electronics, Inc.               Equipment Leases          3,831
           PO Box 3608
           Harrisburg, PA 17105
           Michelle Urban
           T: 717-564-0100
           F: 717-986-5662
           ---------------------------------------------------------------------
           Fci USA, Inc.                        Equipment Leases             84
           50 Grumbacher Road
           York, PA 17402
           T: 717-767-8000
           F: 717-767-8062
           ---------------------------------------------------------------------
           Molex Incorporated                   Equipment Leases            137
           2222 Wellington Court
           Lilse, IL 60532
           Diane Lent
           T: 800-786-6539
           F: 708-968-8356
           ---------------------------------------------------------------------
           JST Corporation                      Equipment Leases             33
           1957 South Lakeside Drive
           Waukegan, IL 60085
           Adam Becker
           T: 708-473-1957
           F: 708-473-1373
           ---------------------------------------------------------------------
           Hirose Electric USA                  Equipment Lease              69
           2688 Westhills Court
           Simi Valley, CA 93065
           T: 805-522-7958
           Ambra Russell
           F: 805-522-3217
           ---------------------------------------------------------------------
           Positronics Industries, Inc.         Equipment Lease             300
           PO Bos 8247
           Springfield, MO 65801
           T: 800-641-4054
           Lori Johnson
           F: 417-866-4115
           ---------------------------------------------------------------------
           Docusystems, Inc                     Equipment Leases            313
           PO Box 1271
           Myrtle Beach, SC 29578
           T: 843-448-4141
           F: 843-448-6176
           ---------------------------------------------------------------------
           Cinch Connectors Division            Equipment Leases            137
           865 Parkview Blvd
           Lombard, IL 60148
           Tanysha Kelly
           T: 800-323-9612
           F: 630-705-6055
           ---------------------------------------------------------------------
           Ryder Transportation                 Equipment Leases            297
           PO Box 402366
           Atlanta, GA 30384
           T: 800-947-9337
           F: 770-569-6289
           ---------------------------------------------------------------------
           Toyota Motor Credit Corp.            Equipment Leases            210
           PO Box 2431
           Carol Stream, IL 60132
           T: 800-541-2315
           ---------------------------------------------------------------------

                               ASSUMED AGREEMENTS

ITG GLOBAL - SOUTH CAROLINA
Executory Contracts and Unexpired Leases

           ---------------------------------------------------------------------
           IOS Capital                          Equipment Leases            212
           PO Box 9115
           Macon, GA 31208
           T: 800-262-1022
           F: 478-471-2379
           ---------------------------------------------------------------------
           Point Financial, Inc.                Equipment Leases            365
           PO Box 50576
           Phoenix, AZ 85076
           T: 480-785-1113
           F: 480-785-1117
           ---------------------------------------------------------------------
GEI001     GE INFORMATION SERVICES, INC.        EDI Service
           P.O. BOX 640371
           PITTSBURGH
           PA
           15264
           800-245-5464                                                     230
           ---------------------------------------------------------------------
Pel001     PELEN.INC.                           Alarm System - SC Plt
           P.O. BOX 729
           NORTH MYRTLE
           SC
           29597
           843-399-9999                                                      56
           ---------------------------------------------------------------------

                               ASSUMED AGREEMENTS

ITG GLOBAL - SOUTH CAROLINA
Executory Contracts and Unexpired Leases

           ---------------------------------------------------------------------
SER005     SERVICEMASTER COMMERCIAL             Cleaning Service            248
           SERVICES OF MYRTLE BEACH
           301 North Kings Highway PMB230
           MYRTLE BEACH
           SC
           29577
           843-2933700
           ---------------------------------------------------------------------
SCD001     S.C. DEPARTMENT OF CORRECTIONS       Contract Labor for Pri        -
           P.O. BOX 21787                       Building Lease
           COLUMBIA
           SC
           29221
           803-896-1406
           ---------------------------------------------------------------------
IRO002     IRON MOUNTAIN RECORDS                Record Storage              600
           2301 PROSPERITY WAY
           FLORENCE
           SC
           29502
           843-317-6900
           ---------------------------------------------------------------------
Ver005     VERISIGN INC                         Web Site Domain Agreem        -
           PO BOX 17305
           BALTIMORE
           MD
           21297
           866-498-8598
           ---------------------------------------------------------------------
Can001     CANADIAN STANDARDS ASSOCIATION       Annual Maintenance CSA        -
           178 REXDALE BLVD
           ONTARIO
           Canada
           M9W1R
           416-747-4358
           ---------------------------------------------------------------------
Emp001     EMPLOYERS ASSOC OF SC                Membership Fee                -
           P.O. BOX 9204
           COLUMBIA
           SC
           29290
           803-783-0368
           ---------------------------------------------------------------------
Kyr001     KYRUS                                Maintenance Agreement       183
           25 WESTRIDGE MARKET PLACE
           CANDLER
           NC
           28715
           828-665-7270
           ---------------------------------------------------------------------
ARO001     AROTECH, INC.                        Sales Rep Agreement       3,556
           11771 N SPOTTED HORSE LN
           FOUNTAIN HILLS
           AZ
           85268
           ---------------------------------------------------------------------
                                                                         10,861
                                                                        --------

                                                                       EXHIBIT B
                                                                       ---------

                              ASSUMPTION AGREEMENT

                     THIS ASSUMPTION AGREEMENT, dated as of _______, 200__ (this "Agreement"), is between Insilco Technologies, Inc., a Delaware corporation (the "Seller"), and LL&R Partnership, a South Carolina general partnership (the "Buyer").

                     WHEREAS, the Seller and the Buyer have entered into an Asset Purchase Agreement, dated as of December 11, 2002 (the "Asset Purchase Agreement"); unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement;

                     WHEREAS, pursuant to the Asset Purchase Agreement, the Buyer has agreed to assume, pay, perform and discharge when due, any and all of the Assumed Liabilities; and

                     WHEREAS, the execution and delivery of this Agreement by the Buyer is a condition to the obligations of the Seller to consummate the transactions contemplated by the Asset Purchase Agreement;

                     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Asset Purchase Agreement and hereinafter set forth, the Buyer and the Seller hereby agree as follows:

                     1. Assumption of Liabilities. (a) The Buyer hereby assumes, and agrees to pay, perform and discharge when due, all of the Assumed Liabilities in accordance with the respective terms and subject to the respective conditions thereof.

                     (b) Notwithstanding the foregoing provisions of paragraph
(a), the Buyer does not assume, or agree to pay, perform or discharge when due, any liabilities of the Seller other than the Assumed Liabilities, including, without limitation, the Excluded Liabilities.

                     2. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Buyer (which consent may be granted or withheld in the sole discretion of the Seller or the Buyer); provided, however, that the Buyer may assign this Agreement or any of their rights and obligations hereunder to one or more Affiliates of the Buyer without the consent of the Seller provided that the Buyer remains liable hereunder.

                     3. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights or employment for any specified period, under or by reason of this Agreement.

                     4. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Seller and the Buyer.

                     5. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

                     6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

                     7. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

                     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                     SELLER:

                                     INSILCO TECHNOLOGIES, INC.


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:





                                     BUYER:

                                     LL&R PARTNERSHIP


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT C
                                                                       ---------

                           BILL OF SALE AND ASSIGNMENT

                     BILL OF SALE AND ASSIGNMENT, dated as of _______, 200__ (this "Bill of Sale and Assignment"), from Insilco Technologies, Inc., a Delaware corporation (the "Seller"), to LL&R Partnership, a South Carolina general partnership (the "Buyer").

                     WHEREAS, the Seller and the Buyer have entered into a Asset Purchase Agreement, dated as of December ___, 2002 (the "Asset Purchase Agreement"); unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement); and

                     WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Seller is a condition to the obligations of the Buyer to consummate the transactions contemplated by the Asset Purchase Agreement;

                     NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller does hereby agree as follows:

                     1. Sale and Assignment of Assets and Properties. The Seller hereby sells, assigns, transfers, conveys, and delivers, the Buyer and its successors and assigns, free and clear of all Encumbrances (other than Closing Encumbrances) the entire right, title and interest of the Seller in, to and under the Purchased Assets.

                     2. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Buyer or its subsidiaries of any liabilities of the Seller. Neither the Buyer nor its subsidiaries by this Bill of Sale and Assignment, agrees to assume or agrees to pay, perform or discharge any liabilities of the Seller of any nature, kind or description whatsoever.

                     3. Further Assurances. The Seller hereby covenants and agrees that, at any time and from time to time after the date of this Bill of Sale and Assignment, at the Buyer's request, the Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances as necessary to grant, sell, convey, assign, transfer, set over to or vest in the Buyer any of the Purchased Assets.

                     4. Power of Attorney. The Seller hereby constitutes and appoints the Buyer, its successors and assigns, the true and lawful attorneys of the Seller, with full power of substitution, in the name of the Buyer or in the name and stead of the Seller, but on behalf of and for the benefit of the Buyer, its successors and assigns:

                     (a) to collect, demand and receive any and all Purchased Assets transferred hereunder and to give receipts and releases for and in respect of the same;

                     (b) to institute and prosecute in the Seller's name, or otherwise, at the expense and for the benefit of the Buyer, any and all actions, suits or proceedings, at law, in equity or otherwise, which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets hereby sold and assigned to the Buyer or intended so to be, to defend or compromise any and all such actions, suits or proceedings in respect of any of such Purchased Assets, and to do all such acts and things in relation thereto as the Buyer shall deem advisable for the collection or reduction to possession of any of such Purchased Assets;

                     (c) to take any and all other reasonable action designed to vest more fully in the Buyer the Purchased Assets hereby sold and assigned to the Buyer or intended so to be and in order to provide for the Buyer the benefit, use, enjoyment and possession of such Purchased Assets; and

                     (d) to do all reasonable acts and things in relation to the Purchased Assets sold and assigned hereunder.

                     The Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason. The Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto.

                     5. No Third Party Beneficiaries. This Bill of Sale and Assignment shall be binding upon and inure solely to the benefit of the Buyer and its successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale and Assignment.

                     6. Severability. If any term or other provision of this Bill of Sale and Assignment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Bill of Sale and Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either the Seller or the Buyer.

                     7. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

                     IN WITNESS WHEREOF, this Bill of Sale and Assignment has been executed by the Seller as of the date first above written.


                                        INSILCO TECHNOLOGIES, INC.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:





Accepted and agreed as of the date first written above:


LL&R PARTNERSHIP


By:
    --------------------------------
    Name:
    Title:

                                                                       EXHIBIT D
                                                                       ---------


Allocation of Purchase Price - North Myrtle Beach Facility


The allocation is as follows:

Amount paid for the assets of North Myrtle Beach facility:

$1,700,000 plus assumed liabilities.

The amount paid will be further allocated using the residual method in accordance with section 1060 of the Internal Revenue Code, as amended, and the Treasury regulations issued thereunder, to the following classes of assets, as applicable, in the following order:

Class I    Cash
Class II   Marketable securities
Class III  Receivables
Class IV   Inventory
Class V    Prepaid assets and deposits and land & depreciable assets
Class VI   Intangible property (other than goodwill)
Class VII  Goodwill

                                                                       EXHIBIT E
                                                                       ---------

                      Exhibit E to Asset Purchase Agreement
                        Form of Bidding Procedures Order



                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
-----------------------------------------------------x
                                                     :  Chapter 11
In re                                                :
                                                     :  Case No.  02_____ (__)
INSILCO TECHNOLOGIES, INC., et al.1,                 :
                                                     :  (Jointly Administered)
                                          Debtors.   :
                                                     :
-----------------------------------------------------x



        ORDER PURSUANT TO 11 U.S.C. ss.ss. 363(b) AND 105(a) AND FED. R.
               BANKR. P. 2002, 6004 AND 9014 APPROVING (A) BIDDING
              PROCEDURES, (B) TERMINATION PAYMENTS AND (C) THE FORM
             AND MANNER OF NOTICE OF (i) THE SALE OF CERTAIN ASSETS
              RELATED TO THE DEBTORS' N. MYRTLE BEACH FACILITY AND
             (ii) THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY
           CONTRACTS AND UNEXPIRED LEASES, AND GRANTING RELATED RELIEF


           This matter having come before the Court on the Motion of the Debtors for Orders Pursuant to 11 U.S.C. ss.ss. 363(b), 365, and 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 (I) Approving (A) Bidding Procedures, (B) Termination Payments, and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' N. Myrtle Beach Facility and (ii) the Assumption and Assignment of Certain Executory Contracts and

-----------
1 The other debtors in these jointly administered chapter 11 proceedings are Insilco Holding Corporation, InNet Technologies, Inc., Insilco International Holdings, Inc., Precision Cable Mfg. Corporation, Eyelets for Industry, Inc., EFI Metal Forming, Inc., Stewart Stamping Corporation, Stewart Connector Systems, Inc., Signal Caribe, Inc., and Signal Transformer Corporation, Inc.

Unexpired Leases, and Granting Related Relief, and (II) Authorizing and Approving (A) the Sale of Certain Assets Related to the Debtors' N. Myrtle Beach Facility Free and Clear of Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Motion") filed by the above-captioned debtors and debtors-in-possession (the "Debtors"); and the Debtors by the Motion have requested at this time the entry of an order (the "Bidding Procedures Order") (a) approving bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of the Purchased Assets (as defined in the Sale Agreement (as defined below)), (b) authorizing the payment of the certain termination payments (the "Termination Payments") pursuant to and as described in the Sale Agreement (as defined below), (c) approving the form and manner of notice of the Sale and the assumption and assignment of certain executory contracts and unexpired leases, and (d) scheduling a hearing (the "Sale Hearing") on approval of (i) the Sale pursuant to and as described in the Asset Purchase Agreement, dated as of December _____, 2002 (the "Sale Agreement"), by and between Insilco Technologies, Inc. (the "Seller") and LL&R Partnership as purchaser (the "Buyer") and (ii) the assumption by the Seller and assignment to the Buyer of certain executory contracts and unexpired leases (the "Assumed Agreements"), pursuant to and as described in the Sale Agreement; and the Debtors having determined that approving the Bidding Procedures, authorizing the Termination Payments and granting the other relief requested in the Motion will induce competitive bidding for the Debtors' assets and will maximize the value of the Debtors' estates; and the Court having considered the Motion and the arguments of counsel in support of the entry of the Bidding Procedures Order, and the opposition thereto, if any, at a hearing for such purpose (the "Bidding Procedures Hearing"); and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other or further notice need be given; and upon the record of the Bidding Procedures Hearing; and after due deliberation thereon; and good cause appearing therefore, it is hereby

           FOUND AND DETERMINED THAT:2

           A. The Court has jurisdiction over this matter and over the property of the Debtors and their respective bankruptcy estates pursuant to 28 U.S.C. ss. 1334 and ss. 157(a).

           B. This is a core proceeding pursuant to 28 U.S.C. ss. 1334 and ss. 157(b)(2)(A), (N) and (O).

           C. The Debtors have articulated good and sufficient reasons for approving (i) the Bidding Procedures, (ii) the Termination Payments, (iii) the form and manner of notice of the Motion as it relates to the Sale and the Sale Hearing the ("Sale Notice"), and (iv) the form and manner of notice of the assumption and assignment of the Assumed Agreements and the cure amounts in respect thereof to be served on parties to each Assumed Agreement (substantially in the form annexed to the Motion as Exhibit E, the "Cure Notice", and Exhibit F, the "Assumption Notice").

           D. The Debtors have articulated good and sufficient reasons for scheduling the Sale Hearing.

           E. The Debtors' obligations to the Buyer in respect of the Termination Payments constitute actual and necessary costs and expenses of preserving the Debtors' estates, within the meaning of sections 503(b) and 507(a)(1) of the Bankruptcy Code and provide substantial benefit to the Debtors' estates. The Debtors' payment of the Termination Payments on the terms and conditions set forth in the Sale Agreement is reasonable and appropriate, including in light of the size and nature of the Sale and the efforts that have been and will be expended by the Buyer

-----------
2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

notwithstanding that the proposed Sale is subject to higher or better offers for the assets to be acquired pursuant to the Sale Agreement (as defined therein, the "Purchased Assets"). The terms and conditions of the Termination Payments were negotiated by the parties at arms' length and in good faith, and are necessary to ensure that the Buyer will continue to pursue its proposed acquisition of the Purchased Assets. The Termination Payments were a material inducement for, and condition of, the Buyer's entry into the Sale Agreement. The Buyer is unwilling to commit to hold open its offer to purchase the Purchased Assets under the terms of the Sale Agreement unless it is assured payment of the Termination Payments in accordance with the terms of the Sale Agreement. Thus, assurance to the Buyer of payment of the Termination Payments has promoted more competitive bidding by inducing the Buyer's bid that otherwise would not have been made, and without which bidding would have been limited.

           F. Because the Termination Payments induced the Buyer to research the value of the Purchased Assets and submit a bid that will serve as a minimum or floor bid on which other bidders can rely, the Buyer has provided a benefit to the Debtors' estates by increasing the likelihood that the price at which the Purchased Assets are sold will reflect their true worth. Absent authorization of the Termination Payments, the Debtors may lose the opportunity to obtain the highest and best available offer for the Purchased Assets.

           G. The Bidding Procedures are reasonable and appropriate and represent the best method for maximizing the return for the Purchased Assets.

           NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                               BIDDING PROCEDURES

           1. The Bidding Procedures, as set forth in Exhibit A hereto (and incorporated herein by reference as if fully set forth in this Bidding Procedures Order), are hereby approved and shall govern all proceedings relating to the Sale, the Sale Agreement and any subsequent bids for the Purchased Assets in these cases.

                              TERMINATION PAYMENTS

           2. Sections 7.11, 9.1 and 9.2 of the Sale Agreement are hereby approved and shall be enforceable in accordance with their terms. The Debtors are hereby authorized to make the Termination Payments, subject to the terms and conditions set forth in the Sale Agreement. The Debtors' obligations in respect of the Termination Payments shall survive termination of the Sale Agreement and, until paid, shall constitute an administrative expense of the Seller's estates and shall be paid in accordance with the terms of the Sale Agreement without further order of the Court.

                                  SALE HEARING

           3. The Sale Hearing shall be held before the undersigned United States Bankruptcy Judge, on _________, 2002, at ____ [a.m./p.m.] in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware, at which time the Court shall consider the request for approval of the Sale as set forth in the Motion and confirm the results of the Auction (as defined in Exhibit A hereto), if any. Objections to the entry of an order approving the Sale and the other relief requested in the Motion must be made in writing and must be filed with the Bankruptcy Court and served upon the following parties so as to be received by no later than 4:00 p.m. (prevailing NY time) on _______, 2003: (i) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, counsel for the Debtors, attn: Constance A. Fratianni and Scott
C. Shelley; (ii) the Office of the United States Trustee; and (iii)

Sidley Austin Brown & Wood, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, counsel to the Prepetition Agent, attn: Robert Freeman. The failure of any objecting party to timely file and serve its objection shall be a bar to the assertion by such party at the Sale Hearing or thereafter of any objection to the Motion, the Sale or the Debtors' consummation and performance of the Sale Agreement, including the transfer of the Purchased Assets free and clear of all Interests (as defined in Paragraph 5 below) other than Closing Encumbrances (as defined in the Sale Agreement).

           4. The Sale Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open Court or on the Court's calendar on the date scheduled for the Sale Hearing or any adjourned date.

                                     NOTICE

           5. The form and manner of notice of (a) the Motion and the Sale Hearing and (b) the proposed assumption and assignment of the Assumed Agreements (including the Cure Notices and the Assumption Notices), in each case as described in the Motion, shall be good and sufficient, and no other or further notice thereof shall be required, if given as follows:

               (a) Notice of Sale Hearing. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve a copy of each of the Motion, the proposed form of order approving the Sale of the Purchased Assets (substantially in the form of Exhibit H to the Motion, the "Sale Order") and this Bidding Procedures Order by first class mail, postage prepaid, upon: (i) all entities known to have expressed an interest in a transaction with respect to the Purchased Assets (or a portion thereof) during the past six (6) months; (ii) all entities known to have asserted any lien, claim, interest or encumbrance (collectively, "Interests") in or upon the Purchased Assets; (iii) all federal, state, and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion, including environmental agencies; (iv) all parties to the Assumed Agreements; (v) the United States Attorney's office; (vi) the Securities and Exchange Commission; (vii) the Internal Revenue Service; (viii) all entities that have requested notice in accordance with Rule 2002 of the Federal Rules of Bankruptcy Procedures; and (ix) counsel to any official committee established in these chapter 11 cases;

               (b) Sale Notice. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve by first-class mail, postage pre-paid, a copy of the Sale Notice substantially in the form annexed to the Motion as Exhibit C, upon all other known creditors of the Debtors;

               (c) Cure Notice. The Debtors shall, within five (5) days after the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve on all non-Debtor parties to the Assumed Agreements and agreements the Seller believes might reasonably be Additional Assumed Agreements (as defined below), a Cure Notice substantially in the form annexed to the Motion as Exhibit F specifying the cure amount necessary to assume each such agreement (the "Cure Amount") and the Debtors' intention to assume and assign the Assumed Agreements to the Buyer. Each non-Debtor party to the Assumed Agreements and the Additional Assumed Agreements shall have until the date that is five (5) days prior to the date of the Sale Hearing, or ______, 2003 (the "Cure Objection Deadline") to file and serve on the parties listed in paragraph 3 an objection to the Cure Amount and must state with specificity in its objection what alleged Cure Amount or other cure is required (with appropriate documentation in support thereof) and, in the case of each Assumed Agreement the basis for any objection to assumption or assignment. If no objection is timely received, the Cure Amount set forth in the Debtors' Cure Notice shall be controlling, notwithstanding anything to the contrary in any Assumed Agreement, Additional Assumed Agreement or any other document, and the non-Debtor party to the Assumed Agreement or Additional Assumed Agreement shall be forever barred from asserting any other claims against the Debtors, the Buyer, or the property of either of them, in respect of such Assumed Agreement or Additional Assumed Agreement;

               (d) Publication Notice. Within ten (10) days after the date the Bidding Procedures Order is entered on the Bankruptcy Court docket, or as soon thereafter as is practicable, the Debtors shall cause notice substantially in the form of the notice attached to the Motion as Exhibit D, to be published in the national edition of The Wall Street Journal; and

               (e) Assumption Notice. Promptly following the conclusion of the Auction, in the event the Buyer is not the Successful Bidder (as defined in Exhibit A hereto), the Debtors shall cause a notice substantially in the form of the notice attached to the Motion as Exhibit F to be sent by facsimile, overnight courier or hand delivery to each non-Debtor party to an executory contract or unexpired lease that was not previously identified as an Assumed Agreement but that is to be assumed and assigned to the Successful Bidder (x) identifying the Successful Bidder and (y) notifying such non-Debtor party as to the executory contract(s) and unexpired leases(s) to which it is party that are to be assumed and assigned (the "Additional Assumed Agreements"). Any objection to the assumption and assignment of any Additional Assumed Agreement shall be filed no later than 4 p.m. prevailing New York time on the day prior to the date first scheduled for the Sale Hearing.

           6. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Bidding Procedures Order.


Dated: Wilmington, Delaware
       _____________, 2003






                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

                                                            EXHIBIT A TO BIDDING
                                                                PROCEDURES ORDER



                            N. MYRTLE BEACH FACILITY
                               BIDDING PROCEDURES

           Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to the proposed sale of the N. Myrtle Beach, South Carolina facility (as defined in the Sale Agreement, the "Business") of Insilco Technologies, Inc. (the "Seller"). On __________, 2002, the Seller executed an Asset Purchase Agreement (the "Sale Agreement") between the Seller and LL&R Partnership as purchaser (the "Buyer") with respect to, among other things, the sale (the "Sale") of the Purchased Assets (as defined in the Sale Agreement). The Sale is subject to competitive bidding as set forth herein and approval by the Bankruptcy Court pursuant to sections 363 and 365 of the Bankruptcy Code.

           On December ___, 2002, the Debtors filed a Motion for Orders Pursuant to 11 U.S.C. ss.ss. 363(b), 365, and 105(a) and Fed. R. Bankr. P. 2002, 6004,
6006 and 9014 (I) Approving (A) Bidding Procedures, (B) Termination Payments, and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' N. Myrtle Beach Facility and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief, and (II) Authorizing and Approving (A) the Sale of Certain Assets Related to the Debtors' N. Myrtle Beach Facility Free and Clear of Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Motion"). On ___________, 2003, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an Order Pursuant to 11 U.S.C.ss.ss. 363(b) and 105(a) and Fed. R. Bankr. P. 2002, 6004 and 9014 Approving (A) Bidding Procedures, (B) Termination Payments and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' N. Myrtle Beach Facility and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief (the "Bidding Procedures Order"). The Bidding Procedures Order set ____________, 2003 as the date the Bankruptcy Court will conduct a hearing (the "Sale Hearing") to consider approval of the Sale.

                               THE BIDDING PROCESS

           The Seller shall (i) determine whether any person, in addition to the Buyer, is a Qualified Bidder (as defined herein), (ii) coordinate the efforts of the Qualified Bidders in conducting their respective due diligence investigations regarding the Business, (iii) receive bids from Qualified Bidders, and (iv) negotiate any offer made to purchase the Purchased Assets (collectively, the "Bidding Process"). Any person who wishes to participate in the Bidding Process must be a Qualified Bidder. Neither the Seller nor its representatives shall be obligated to furnish any information of any kind whatsoever relating to the Business or the Purchased Assets to any person who is not a Qualified Bidder. The Seller shall have the right to amend the rules set forth herein for the Bidding Process or adopt such other written rules for the Bidding Process, subject to the reasonable approval of the Buyer and Bank One, NA, the agent for the lenders under the Debtors' Second Amended and Restated Credit Agreement dated as of August 25, 2000 (the "Prepetition Agent"), which, in the Seller's reasonable judgment, will better promote the goals of the Bidding Process and which are not inconsistent with the terms of the Sale Agreement or any Bankruptcy Court order, including the Bidding Procedures Order.

                           PARTICIPATION REQUIREMENTS

           Unless otherwise ordered by the Bankruptcy Court, for cause shown, or as otherwise determined by the Seller, in order to participate in the Bidding Process, each prospective bidder other than the Buyer seeking to bid on the Purchased Assets (a "Potential Bidder") must deliver (unless previously delivered) to the Seller:

             (i) An executed confidentiality agreement customary for transactions of this type, in form and substance satisfactory to the Seller;

             (ii) A financial statement of the Potential Bidder, a letter from a reputable financial institution, or such other form of financial disclosure and credit-quality support or enhancement acceptable to the Seller and its advisors that provides evidence of the Potential Bidder's ability to finance and consummate the proposed transactions; and

             (iii) A preliminary (non-binding) proposal regarding (a) the purchase price range, (b) any assets expected to be excluded, (c) any liabilities to be assumed, (d) the structure and financing of the transaction (including the amount of equity to be committed and sources of financing),
                    (e) any anticipated regulatory approvals required to close the transaction, the anticipated time frame for obtaining the same and any anticipated impediments for obtaining the same, (f) any conditions to closing that it may wish to impose in addition to those set forth in the Sale Agreement, and (g) the nature and extent of additional due diligence it may wish to conduct.

           A Qualified Bidder is a Potential Bidder that delivers the documents described in subparagraphs (i), (ii) and (iii) above whose financial information and credit-quality support or enhancement demonstrate the financial capability of the Potential Bidder to consummate the Sale, and that the Seller determines is likely (based on availability of financing, experience and other considerations) to be able to consummate the Sale within the time frame provided by the Sale Agreement if selected as the Successful Bidder (as defined herein). The Debtors reserve the right to waive any or all of the foregoing criteria with respect to any Potential Bidder following consultation with counsel to the Debtors' prepetition secured lenders and the Creditors' Committee, and following such waiver, such Potential Bidder shall be deemed to be a Qualified Bidder.

           As promptly as practicable after a Potential Bidder delivers all of the materials required by subparagraphs (i), (ii) and (iii) above, the Seller shall determine, and shall notify the Potential Bidder in writing, whether the Potential Bidder is a Qualified Bidder. Promptly after the Seller notifies a Potential Bidder that it is a Qualified Bidder, the Seller shall allow the Qualified Bidder to conduct due diligence with respect to the Business as hereinafter provided.

                                  DUE DILIGENCE

           The Seller shall afford each Qualified Bidder due diligence access to the Business. Due diligence access may include management presentations as may be scheduled by the Seller, access to data rooms, on site inspections and such other matters which a Qualified Bidder may request and as to which the Seller, in its sole discretion, may agree. The Seller will designate one or more employees or other representatives to coordinate all reasonable requests for additional information and due diligence access from Qualified Bidders. No additional due diligence shall continue after the Bid Deadline (as defined herein). The Seller may, in its discretion, coordinate diligence efforts such that multiple Qualified Bidders have simultaneous access to due diligence materials and/or simultaneous attendance at management presentations or site inspections. Neither the Seller nor any of its affiliates (or any of its respective representatives) is obligated to furnish any information relating to the Business or the Purchased Assets to any person other than to Qualified Bidders who make an acceptable preliminary proposal. Bidders are advised to exercise their own discretion before relying on any information regarding the Business provided by anyone other than the Seller or its representatives.

                                  BID DEADLINE

           A Qualified Bidder that desires to make a bid shall deliver written copies of its bid to (i) Gleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn: William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017, Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn:
Constance A. Fratianni, and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10
S. Dearborn Street, Chicago, Illinois 60603, Attn: Robert Freeman, not later than 4:00 p.m. (prevailing New York time) on _________, 2003 (the "Bid Deadline", which date shall be approximately six days prior to the date that is first set for the Sale Hearing). The Seller may extend the Bid Deadline in its sole discretion, but shall have no obligation to do so; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent. If the Seller extends the Bid Deadline, it shall promptly notify the Buyer and all other Qualified Bidders of such extension.

                                BID REQUIREMENTS

           A bid is a letter from a Qualified Bidder (other than the Buyer, whose participation as a Qualified Bidder shall be on the terms set forth in the Sale Agreement) stating that (i) the Qualified Bidder offers to purchase the Purchased Assets upon the terms and conditions set forth in a copy of the Sale Agreement attached to such letter, marked to show those amendments and modifications to the Sale Agreement, including price, terms, and assets to be acquired, that the Qualified Bidder proposes, and (ii) the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Purchased Assets or January 31, 2003. A Qualified Bidder (other than the Buyer) shall accompany its bid with (i) a deposit in a form acceptable to the Seller in an amount of ten thousand dollars ($10,000) payable to the order of Gleacher Partners LLC, as agent for the Seller (the "Good Faith

Deposit"), and (ii) written evidence of a commitment for financing or other evidence of ability to consummate the transaction.

           Unless otherwise waived by the Seller in writing, the Seller will consider a bid only if the bid:

               a. provides overall value for the Purchased Assets to the Seller of at least one hundred thousand dollars ($100,000) over the Purchase Price (as defined in the Sale Agreement) bid in the Sale Agreement;

               b. is on terms that, in the Seller's reasonable business judgment, are not materially more burdensome or conditional than the terms of the Sale Agreement;

               c. is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

               d. does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payments; and

               e. is received by the Bid Deadline (as it may have been extended by the Seller with the approval of the Prepetition Agent).

A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Seller in respect of any Termination Payments) and the likelihood and timing of consummating such transaction. For purposes hereof, the Sale Agreement executed by the Buyer shall constitute a Qualified Bid.

                                "AS IS, WHERE IS"

           The sale of the Purchased Assets shall be on as "as is, where is" basis and without representations or warranties of any kind, nature or description by the Seller, its agents or estate, except, with respect to the Buyer, as provided in the Sale Agreement, and with respect to a Qualified Bidder, to the extent set forth in such party's Marked Agreement. All of the Seller's right, title and interest in and to the Purchased Assets shall be sold free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options and interests thereon and there against other than the Closing Encumbrances (collectively, as defined in the Sale Agreement and, for the avoidance of doubt, excluding the Closing Encumbrances, the "Transferred Interests"), such Transferred Interests to attach to the net proceeds of the sale of such assets.

           Each bidder shall be deemed to acknowledge and represent that it has had an opportunity to inspect and examine the Purchased Assets and the Business and to conduct any and all due diligence regarding the Purchased Assets and the Business prior to making its offer, that it has relied solely upon its own independent review, investigation and/or inspection of any documents in making its bid, and that it did not rely upon any written or oral statements, representation, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Purchased Assets or the Business, or the completeness of any information provided in connection with the Bidding Process, except as expressly stated in the Sale Agreement or a Marked Agreement.

                                     AUCTION

           If, prior to the Bid Deadline, the Seller has received at least one Qualified Bid that the Seller determines is higher or otherwise better than the bid of the Buyer set forth in the Sale Agreement, the Seller shall conduct an auction (the "Auction") with respect to the Purchased Assets and provide to the Buyer and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place at 11:00 a.m. (prevailing New York time) on ___________, 2003, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Seller shall notify the Buyer and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two (2) business days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders will be eligible to participate at the Auction. At least two
(2) business days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Seller whether it intends to participate in the Auction. The Seller may, at its option, provide or make available copies of any Qualified Bid(s) that the Seller believes are the highest or otherwise best offer(s) to all Qualified Bidders who intend to participate in the Auction prior to the commencement thereof.

           Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Seller determines is relevant, the Seller, in its sole discretion, may conduct the Auction in the manner it determines will achieve the maximum value for the Purchased Assets, provided that the Base Procedures (as defined below) are not modified. At the beginning of the Auction, a representative of the Seller shall announce the amount of the bid that is at such time determined by the Seller to be the highest and best bid. Thereafter, the following procedures (the "Base Procedures") shall apply to the bidding (i) all additional bids shall be in increments of $10,000 or integral multiples thereof; (ii) the Buyer shall be permitted to credit the amount of [$75,000] to its bid if it makes a competing bid at the Auction, as a result of which the Buyer shall be permitted
(A) to match the dollar value of any competing bid submitted by another entity by submitting a bid in an amount equal to, but no more than, the then-highest bid minus [$75,000] and (B) to submit a bid that satisfies the bid increment requirement in the foregoing subparagraph (i) by submitting a bid in an amount equal to, but no more than, the amount of the then-highest bid minus [$25,000];
(iii) any competing bid shall be (A) subject to an asset purchase agreement substantially in conformity with the terms and conditions of the Sale Agreement or on terms and conditions that in the Seller's reasonable business judgment are not materially more burdensome or conditional than the terms of the Sale Agreement and (B) accompanied by satisfactory evidence of committed financing or other ability to perform. The Seller may adopt such other rules for bidding at the Auction, that, in Seller's business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bidding Procedures Order, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Seller will inform the Qualified Bidders participating in the Auction of the manner in which the Auction will be conducted.

           As soon as practicable after the conclusion of the Auction, the Seller, in consultation with its legal and financial advisors and the Prepetition Agent (as defined below), shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale and any obligations of the Seller in respect of any Termination Payments, and (ii) identify the highest or best offer submitted for the Purchased Assets (the "Successful Bid" and the bidder making such bid, the "Successful Bidder"). At the Sale Hearing, the Seller shall present the Successful Bid to the Bankruptcy Court for approval. Subject to the terms and conditions set forth herein, in the event that the Sale to the Successful Bidder is not consummated, the Seller may seek to consummate a Sale of the Purchased Assets to the bidder making the next highest and best offer at the Auction (the "Backup Bidder") If the Buyer's bid is the only Qualified Bid and no auction is held, the Buyer's bid shall be the Successful Bid.

                          ACCEPTANCE OF QUALIFIED BIDS

           The Seller shall sell the Purchased Assets to the Successful Bidder(s), or to the Buyer in accordance with the Sale Agreement if a higher or otherwise better Qualified Bid is not received and accepted as the Successful Bid. The Seller's presentation to the Bankruptcy Court for approval of a particular Qualified Bid does not constitute the Seller's acceptance of the bid. The Seller shall have accepted a bid only when that bid has been approved by the Bankruptcy Court at the Sale Hearing; provided that the Seller shall not seek Bankruptcy Court approval of any bid without the consent of the Prepetition Agent, if the terms of such bid are economically less favorable to the Seller than the terms of the Sale Agreement and the Seller shall not materially modify the terms of the Sale Agreement without the consent of the Agent.

                                THE SALE HEARING

           The Sale Hearing is presently scheduled to take place on __________, 2003 at _____ [a.m./p.m.] before the Honorable ________________, United States Bankruptcy Judge, 824 Market Street, Wilmington, Delaware, Courtroom ____. At the Sale Hearing, the Debtors will seek entry of an order, among other things, authorizing and approving the proposed Sale (i) if no other Qualified Bid is received and accepted as the Successful Bid, to the Buyer pursuant to the terms and conditions set forth in the Sale Agreement, or (ii) if a Qualified Bid is received by the Seller, to the Successful Bidder(s), as determined by the Seller in accordance with the Bidding Procedures, pursuant to the terms and conditions set forth in the Sale Agreement or Marked Agreement submitted by the Successful Bidder(s). The Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing.

           Following the Sale Hearing at which the Bankruptcy Court approves the sale of the Purchased Assets to a Successful Bidder, if such Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, shall be deemed to be the Successful Bid and the Seller shall be authorized to effectuate such sale without further order of the Bankruptcy Court.

                          RETURN OF GOOD FAITH DEPOSIT

           The Good Faith Deposits of all Qualified Bidders shall be returned to such Qualified Bidders on the earlier to occur of the date that is three business days after the closing of the sale of the Purchased Assets or March 1, 2003; provided that the Good Faith Deposits applied toward the purchase price or retained as liquidated damages pursuant to this paragraph shall not be so returned. The Good Faith Deposit of the Successful Bidder, together with interest thereon (if any), shall be applied against the payment of the cash portion of the consideration upon closing of the Sale to the Successful Bidder. In the event the Successful Bidder fails to consummate the purchase of the Purchased Assets due to the Successful Bidder's breach of its purchase agreement with the Seller, the Successful Bidder shall be deemed to have indefeasibly forfeited, and the Seller shall be entitled to retain, such Successful Bidder's Good Faith Deposit as liquidated damages and continue with the sale of the Purchased Assets to the Backup Bidder.

                                  MODIFICATIONS

           Subject to the terms and conditions set forth herein, the Seller may
(a) determine, in its business judgment, which Qualified Bid(s), if any, are the highest or otherwise best offer(s) and (b) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid that, in the Seller's sole discretion, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of the Sale, or (iii) contrary to the best interests of the Seller, its estate and creditors, except that if the Buyer's bid as reflected in the Sale Agreement is the only Qualified Bid, the foregoing provisions of this sentence shall be inoperative. If the Seller does not receive any Qualified Bid, or if after the Auction the Buyer is declared the Successful Bidder, the Seller shall report the same to the Bankruptcy Court and shall proceed with the Sale Hearing and request entry of the Sale Order and approval of the sale and assignment of the Purchased Assets to the Buyer as provided by the Sale Agreement. At or before the Sale Hearing, the Seller may impose such other terms and conditions as they may determine to be in the best interests of the Seller's estate, its creditors and other parties in interest; provided, however, that such additional terms and conditions shall not be inconsistent with the Sale Agreement and Bidding Procedures Order without the approval of the Buyer.

       PARTICIPATION OF THE CREDITORS' COMMITTEE AND THE PREPETITION AGENT

                     The Seller shall consult with counsel to (a) the official committee of unsecured creditors appointed in these chapter 11 cases (the "Creditors' Committee") and (b) the Prepetition Agent on a timely basis concerning all acts, decisions or determinations that the Seller take or make, or propose to take or make, pursuant to or in connection with these Bidding Procedures and the transactions contemplated hereby. Except as otherwise set forth herein, in the event that the Seller and the Creditors' Committee or the Prepetition Agent disagree as to the appropriate resolution of any such matter, the right of the Creditors' Committee and the Prepetition Agent to take such action as such party deems appropriate is expressly preserved, and the Bankruptcy Court shall have jurisdiction to hear and resolve such dispute. Notwithstanding any other provision set forth herein, the Prepetition Agent and the senior secured lenders shall be deemed to be Qualified Bidders and shall have the option (without regard to the Bidding Procedures and bid requirements, as set forth above) to credit bid in accordance with Bankruptcy

Code section 363(k) at the Auction or at the Sale Hearing, in their discretion, and the claims of the Prepetition Agent and the senior secured lenders shall be deemed allowed for such purpose.

                                                                       EXHIBIT F
                                                                       ---------

                                Exhibit F to the
                            Asset Purchase Agreement
                               Form of Sale Order

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-------------------------------------------------
                                                :     Chapter 11
In re                                           :
                                                :     Case No.  02_____ (__)
INSILCO TECHNOLOGIES, INC., et al.1,            :
                                                :     (Jointly Administered)
                   Debtors.                     :
                                                :
-------------------------------------------------

           ORDER (i) AUTHORIZING SALE OF CERTAIN ASSETS RELATED TO THE
           DEBTORS' N. MYRTLE BEACH FACILITY FREE AND CLEAR OF LIENS,
         CLAIMS, ENCUMBRANCES AND INTERESTS, (ii) AUTHORIZING ASSUMPTION
                AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND
               UNEXPIRED LEASES AND (iii) GRANTING RELATED RELIEF
               --------------------------------------------------

         This matter having come before the court on the motion dated December ___, 2002 (the "Motion") filed by Insilco Technologies, Inc. and its affiliated debtors and debtors in possession in the above-captioned cases (collectively, the "Debtors"), requesting the entry of orders pursuant to sections 363(b), 365, and 105(a) of title 11, United States Code (the "Bankruptcy Code") and Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") (I) approving (A) bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of substantially all of the assets of Insilco Technologies, Inc., (the "Seller") that are related to the Seller's N. Myrtle Beach facility (the "Purchased Assets"), (B) the payment of certain termination payments (the "Termination Payments") pursuant to and as described in the Asset Purchase Agreement dated as of December _____,

--------------------------
1     The other debtors in these jointly administered chapter 11 proceedings are
Insilco Holding Corporation, InNet Technologies, Inc., Insilco International Holdings, Inc., Precision Cable Mfg. Corporation, Eyelets for Industry, Inc., EFI Metal Forming, Inc., Stewart Stamping Corporation, Stewart Connector Systems, Inc., Signal Caribe, Inc., and Signal Transformer Corporation, Inc.

2002 (the "Sale Agreement"), by and between the Seller and LL&R Partnership as purchaser (the "Buyer"), (C) the form and manner of notice of the Sale and the assumption and assignment to the Buyer of certain executory contracts and unexpired leases, and granting related relief, including scheduling a hearing (the "Sale Hearing") on approval of (i) the Sale and (ii) the assumption and assignment of certain executory contracts and unexpired leases (the "Assumed Agreements"), pursuant to and as described in the Sale Agreement; (II) authorizing and approving (A) the Sale of the Purchased Assets (as defined in the Sale Agreement) free and clear of all liens, claims and encumbrances other than Closing Encumbrances (as defined in the Sale Agreement), and (B) the assumption and assignment of the Assumed Agreements; and (III) granting related relief; and the Court having conducted a hearing on __________, 2003, and having entered an order dated __________, 2003, approving the Bidding Procedures; and an Auction (as defined in the Sale Agreement) having been held at the offices of Shearman & Sterling, counsel to the Debtors, on __________, 2003, in accordance with the Bidding Procedures previously approved by this Court; and following the conclusion of the Auction, the Debtors, in consultation with their financial and legal advisors, and after consultation with counsel to each of the official committee of unsecured creditors appointed in these cases (the "Creditors' Committee") and the agent for the Debtor's Prepetition Lenders (as defined below), having (i) reviewed each bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale and any obligations of the Seller in respect of any Termination Payments, and (ii) identified the bid of _______________________, as set forth in the Sale Agreement, as the highest and best offer for the Purchased Assets (the "Successful Bid"); and the Sale Hearing having been held on __________, 2003, at which time the Court considered the Debtors' request for the entry of an order approving the Sale (the "Sale Order"); and all interested parties having been afforded an opportunity to make a higher and better offer to purchase the Purchased Assets and to be heard with respect to the Motion; and the Court having reviewed and considered (i) the Motion, (ii) the objections thereto, if any, (iii) the arguments made by counsel, and (iv) the evidence proffered or adduced at the Sale Hearing; and it appearing that granting the relief requested in the Motion, approval of the Sale of the Purchased Assets and the entry of this Sale Order are necessary and in the best interests of the Debtors, their estates, creditors, and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other or further notice need be given; and upon the record of the Sale Hearing, and these cases; and after due deliberation thereon; and good cause appearing therefor, it is hereby


         FOUND AND DETERMINED AS FOLLOWS:2

            A. This Court has jurisdiction over the Motion and the transactions contemplated by the Motion pursuant to 28 U.S.C. ss.ss. 157 and 1334. This matter is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2)(N). Venue of these cases and the Motion is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

            B. The statutory predicates for the relief sought in the Motion are sections 105, 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006, and 9014.

            C. As evidenced by the affidavits of service previously filed with the Court, and based on the representations of counsel at the Sale Hearing, (i) proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the notices of the cure amounts in respect of the Assumed Agreements (the "Cure Notices"), the notices of the assumption and assignment of the Assumed Agreements (the "Assumption Notices"), the Sale of the Purchased Assets and of the related transactions contemplated thereby has been provided in accordance with sections 102(1), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9014; (ii) such notice was reasonable, sufficient, and appropriate under the circumstances, and (iii) no other or further notice of the Motion, the Sale Hearing, the Cure Notices, the Assumption Notices, the Sale of the Purchased Assets and all the related transactions contemplated thereby shall be required.

            D. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested in the Motion has been afforded to all interested persons and entities, including without limitation (i) counsel for the Buyer, (ii) counsel for Bank One, NA as agent under the Debtors' prepetition credit agreement (the "Prepetition Credit Agreement"), (iii) each of the other lenders under the Prepetition Credit Agreement (the "Prepetition Lenders"), (iv) counsel for the Creditors' Committee, (v) the Office of the United States Trustee, (vi) each party identified by the Debtors as a potential purchaser of the Purchased Assets that was contacted by the Debtors and expressed an interest in participating in the Sale process, (vii) all entities known to have any asserted lien, claim, encumbrance, alleged interest in or with respect to the Purchased Assets, (viii) all applicable federal, state and local taxing authorities, (ix) all other entities that have filed requests for notices pursuant to Bankruptcy Rule 2002, and (x) all non-Debtor parties to the Assumed Agreements. Notice of the Motion and Sale Hearing is hereby determined to be timely, adequate and sufficient.

            E. The Debtors and the Buyer (i) have full corporate or other organizational power and authority to execute the Sale Agreement and all other documents contemplated by the

--------------------------
(...continued)
2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed.R.Bank.P. 7052.

Motion, (ii) have all of the corporate or other organizational power and authority necessary to consummate the transactions contemplated by the Motion and the Sale Agreement and (iii) have taken all corporate or other organizational action necessary to authorize and approve the Sale and the consummation by the Seller and the Buyer, respectively, of the transactions contemplated thereby. The Seller is the sole and lawful owner of the Purchased Assets to be sold pursuant to the Sale Agreement.

            F. Prior to the date on which the Debtors filed their voluntary petitions in these chapter 11 cases (the "Petition Date"), the Debtors retained Gleacher Partners LLP ("Gleacher") as financial advisors to assist in marketing the Debtors' assets for sale. Gleacher organized a comprehensive marketing program whereby the assets of the Debtors were widely marketed to the universe of likely purchasers thereof in an effort to ensure that the ultimate purchase price for the assets is the highest and best purchase price available by any practical alternative.

            G. The Debtors have demonstrated emergent circumstances and sound business justifications for (i) the Sale and the other transactions and actions contemplated by the Motion pursuant to section 363(b) of the Bankruptcy Code and
(ii) the assumption and assignment of the Assumed Agreements pursuant to section 365 of the Bankruptcy Code.

            H. The terms and conditions of the Sale as set forth in the Sale Agreement were negotiated, proposed and agreed to by the Seller and the Buyer as parties thereto without collusion, in good faith, and from arm's-length bargaining positions. The Buyer is a good faith purchaser under section 363(m) of the Bankruptcy Code and as such is entitled to all of the protections afforded thereby. The Buyer has not engaged in any conduct that would cause or permit the Sale Agreement to be voided under Bankruptcy Code section 363(n).

            I. The consideration provided by the Buyer for the Purchased Assets
(i) is fair and reasonable, (ii) is the highest or otherwise best offer for the Purchased Assets and (iii) will provide a greater recovery for the Debtors' creditors and other interested parties than would be provided by any other practically available alternative.

            J. The transfer of the Purchased Assets to the Buyer under the Sale and the Sale Agreement will be a legal, valid, and effective transfer of the Purchased Assets and will, upon the occurrence of the Closing (as defined in the Sale Agreement), vest in the Buyer all right, title and interest of the Debtors in the Purchased Assets free and clear of any and all liens (including mechanics', materialmen's and other consensual and non-consensual liens and statutory liens), security interests, encumbrances and claims (including, but not limited to, any "claim" as defined in ss. 101(5) of the Bankruptcy Code), reclamation claims, mortgages, deeds of trust, pledges, covenants, restrictions, hypothecations, charges, indentures, loan agreements, instruments, contracts, leases, licenses, options, rights of first refusal, contracts, offsets, recoupment, rights of recovery, judgments, orders and decrees of any Court or foreign or domestic governmental entity, claims for reimbursement, contribution, indemnity or exoneration, assignment, preferences, debts, charges, suits, licenses, options, rights of recovery, interests, products liability, alter-ego, environmental, successor liability, tax and other liabilities, causes of action and claims, to the fullest extent of the law, in each case whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, material or non-material, disputed or undisputed, or known or unknown, whether arising prior to, on, or subsequent to the Petition Date, whether imposed by agreement, understanding, law, equity or otherwise (collectively, the "Interests") other than the Closing Encumbrances (such Interests other than the Closing

Encumbrances are hereafter referred to as the "Transferred Interests"). Except as specifically provided in the Sale Agreement or this Sale Order, the Buyer shall not assume or become liable for any Interests relating to the Purchased Assets being sold by the Seller.

            K. The transfer of the Purchased Assets to the Buyer free and clear of all Transferred Interests will not result in any undue burden or prejudice to any holders of any Transferred Interests since all such Transferred Interests of any kind or nature whatsoever shall attach to the proceeds of the Sale (the "Sale Proceeds") and not to the Purchased Assets in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets subject to the Carveout (as defined in this Court's Interim Order Authorizing the Use of Cash Collateral and Granting Replacement Liens, dated December ___, 2002) and to any claims and defenses the Debtors or other parties may possess with respect thereto. The Debtors have articulated sound business reasons for performing the Sale Agreement, selling the Purchased Assets, and assuming and assigning the Assumed Agreements as set forth in the Motion outside of a plan of reorganization, and it is a reasonable exercise of the Debtors' business judgment to execute, deliver and consummate the Sale Agreement and the transactions contemplated thereby.

            L. The Buyer would not consummate the transactions contemplated by the Sale, thus adversely affecting the Debtors, their estates, and their creditors, if the Sale of the Purchased Assets to the Buyer was not free and clear of all Transferred Interests of any kind or nature whatsoever, or if the Buyer would, or in the future could, be liable for any such Transferred Interests and if the assignment of the Purchased Assets could not be made under section 363 of the Bankruptcy Code.

            M. The Debtors may sell the Purchased Assets free and clear of all Transferred Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in section 363(f) of the Bankruptcy Code has been satisfied. Those (i) holders of Transferred Interests and (ii) non-Debtor parties who did not object, or who withdrew their objections, to the Sale and the Motion are deemed to have consented pursuant to Bankruptcy Code section 363(f)(2). Other holders of Transferred Interests fall within one or more of the other subsections of Bankruptcy Code section 363(f) and are adequately protected by having their Transferred Interests, if any, attach to the proceeds of the Sale ultimately attributable to the property against or in which they claim or may claim a Transferred Interest.

            N. The terms and conditions of the Sale Agreement, including the total consideration to be realized by the Debtors pursuant to the Sale Agreement, are fair and reasonable, and the transactions contemplated by the Sale Agreement are in the best interests of the Debtors, their creditors and their estates. A valid business purpose exists for the approval of the transactions contemplated by the Motion.

            O. The requirements of sections 363(b), 363(f) and 365 of the Bankruptcy Code and any other applicable law relating to the sale of the Purchased Assets have been satisfied.

            P. A reasonable opportunity has been afforded to all interested parties to make a higher and better offer to purchase the Purchased Assets.

            Q. Approval at this time of the Sale, the Sale Agreement and all the transactions contemplated thereby and hereby is in the best interests of the Debtors, their creditors, their estates and other parties in interest.

         NOW THEREFORE, BASED UPON THE FOREGOING FINDINGS OF FACT, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, EFFECTIVE IMMEDIATELY, THAT:

            1. The Motion is granted.

            2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled on the merits, provided, however, that nothing herein shall alter or impair the rights of any party that has filed and served a timely objection to dispute the amount of a cure payment listed on an applicable Cure Notice, which rights are specifically reserved and which disputes shall be resolved either consensually or, as necessary, by further order of the Court.

            3. The Sale Agreement [substantially in the form attached as Exhibit A to the Notice of Filing of Sale Agreement, dated _______, 2003] (including all exhibits, schedules and annexes thereto), and all of the terms and conditions thereof, are hereby approved. Pursuant to section 363(b) of the Bankruptcy Code, the Debtors are authorized to consummate the Sale of the Purchased Assets pursuant to and in accordance with the terms and conditions of the Sale Agreement without any further corporate authorization.

         4. The Debtors are authorized to execute and deliver, and are empowered to perform under, consummate and implement, the Sale Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Sale Agreement, and to take all further actions as may be requested by the Buyer for the purpose of assigning, transferring, granting, conveying and conferring to the Buyer or reducing to possession, the Purchased Assets or as may be necessary or appropriate to the performance of the obligations as contemplated by the Sale Agreement. Except with respect to the Assumed Liabilities (as defined in the Sale Agreement) and the obligations set forth in the Sale Agreement, the Buyer assumes no liabilities that arose prior to the Closing Date (as defined in the Sale Agreement), including any accrued but unbilled liabilities. Pursuant to Bankruptcy Code sections 363 and 105, title to the Purchased Assets shall pass to the Buyer at closing, free and clear of all Transferred Interests, with all Transferred Interests to be unconditionally released, discharged and terminated as to the Purchased Assets, and with all Transferred Interests to attach only to the proceeds of the transaction with the same priority, validity, force and effect as they existed with respect to the Purchased Assets prior to Closing except as may be set forth herein.

         5. The transfer of the Purchased Assets to the Buyer pursuant to, and subject to the terms of, the Sale Agreement shall constitute a legal, valid and effective transfer of the Purchased Assets, and shall, upon the consummation of the Closing, vest in the Buyer all right, title and interest of the Debtors in and to the Purchased Assets, free and clear of all Transferred Interests of any kind or nature whatsoever, with all such Transferred Interests to attach to the Sale Proceeds in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets, subject to the Carveout and to any claims and defenses the Debtors or other parties may possess with respect thereto.

         6. The Seller and the Buyer are hereby authorized and directed to comply with all provisions of the Sale Agreement. The Seller is hereby authorized and directed to assume and assign to the Buyer the Assumed Agreements as set forth in the Motion pursuant to section 365 of the Bankruptcy Code. The Debtors are authorized and directed to pay all Cure Payments (as defined in the Sale Agreement) for the Assumed Agreements to the non-Debtor party to such Assumed Agreements from the funds provided for such purpose by the Buyer in accordance with Sale Agreement within two (2) business days after the receipt by Seller of such funds and the Purchase Price (as defined below) at the Closing or, in the event any cure amount is the subject of a timely objection by the non-Debtor party to an Assumed Agreement, within ten (10) days of the entry of an order by the Bankruptcy Court (as defined in the Sale Agreement) resolving such objection.

         7. The Buyer shall assume all liabilities and obligations of the Seller under the Assumed Agreements. Upon assumption and assignment of any Assumed Agreement, the Debtors and their estates shall be relieved of any liability for breach of such Assumed Agreement occurring after such assignment pursuant to section 365(k) of the Bankruptcy Code.

         8. In consideration for the Purchased Assets, and subject to the terms and conditions of the Sale Agreement, the Buyer shall assume the Assumed Liabilities and, at the Closing, shall irrevocably pay to the Debtors an amount in cash equal to $1,700,000 (the "Purchase Price"). At the Closing, the Buyer shall transfer the Purchase Price by wire to an account or accounts designated by the Debtors at Bank One, NA.

         9. Except as expressly permitted or otherwise specifically provided for in the Sale Agreement or this Sale Order, effective upon the consummation of the Closing (i) all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax and other regulatory authorities, lenders, trade and other creditors holding Transferred Interests (including but not limited to any claims under any applicable revenue, pension, ERISA, tax, workers' compensation, labor, environmental or natural resource law, rule or regulation, or any products liability law) of any kind or nature whatsoever against or in the Debtors or the Purchased Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Purchased Assets, the operation of the Debtors' businesses prior to the Closing Date of the Sale or the transfer of the Purchased Assets to the Buyer, hereby are forever barred and estopped from asserting against the Buyer, its successors or assigns (to the extent allowed by law), its property, its officers, directors and shareholders or the Purchased Assets, such persons' or entities' Transferred Interests and (ii) all such Transferred Interests shall be unconditionally released and terminated as to the Purchased Assets. Notwithstanding anything herein to the contrary, nothing herein shall in any way affect or diminish any rights of the Debtors or any successor thereto (including any chapter 11 or chapter 7 trustee) with respect to obligations of the Buyer arising under the Sale Agreement or this Sale Order. This Sale Order shall be binding on the Debtors and the Debtors' estates (including following any conversion or dismissal of these cases), any successor chapter 7 estates and any chapter 7 or chapter 11 trustees appointed in these cases.

         10. The consideration provided by the Buyer for the Purchased Assets under the Sale Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession or the District of Columbia.

         11. On the Closing Date, each of the creditors of the Debtors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Transferred Interests against or in the Purchased Assets, if any, as such Transferred Interests may have been recorded or may otherwise exist. If any person or entity that has filed financing statements, mortgages, mechanic's liens, lis pendens, or other documents or agreements evidencing Transferred Interests against or in the Purchased Assets shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Transferred Interests that the person or entity has with respect to the Purchased Assets or otherwise, the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Purchased Assets.

         12. This Sale Order shall be binding upon and shall govern the acts of all entities, including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Assets. Each and every federal, state and local governmental agency, department or unit is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Sale Agreement.

         13. Except as expressly permitted or otherwise specifically provided for in the Sale Agreement or this Sale Order, the Buyer shall have no liability or responsibility for any liability or other obligation of, or claim against, the Debtors arising under or related to the Purchased Assets and, to the extent allowed by law, the Buyer (and its officers, managers and members) shall not be liable for any other claims against the Debtors or any of their predecessors or affiliates, and the Buyer shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date under the Sale Agreement, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing Date under the Sale Agreement, including, but not limited to, any claims or liabilities under any revenue, pension, ERISA, tax, workers' compensation, labor, environmental or natural resource law, rule or regulation, or any products liability law, arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Debtors' businesses prior to the Closing Date.

         14. This Court retains and shall have exclusive jurisdiction to endorse and implement the terms and provisions of the Sale Agreement, any amendments thereto, any waivers and consents thereunder, and each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Purchased Assets to the Buyer, (b) compel delivery of the Purchase Price or performance of other obligations owed to the Debtors, (c) resolve any disputes arising under or related to the Sale Agreement, and (d) interpret, implement and enforce the provisions of the Sale Agreement and this Sale Order.

         15. The transactions contemplated by the Sale Agreement are undertaken by the Buyer in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale of any Purchased Assets shall not affect the validity of the Sale unless such authorization is duly stayed pending such appeal prior to the Closing. The Buyer is a purchaser in good faith of the Purchased Assets and the Buyer is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

         16. The terms and provisions of the Sale Agreement and this Sale Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Buyer and their respective affiliates, successors and permitted assigns and any affected third parties (including, but not limited to, all persons asserting Transferred Interests in the Purchased Assets, notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

         17. The failure specifically to include any particular provisions of the Sale Agreement in this Sale Order shall not diminish or impair the effectiveness of such provisions, and the Sale Agreement is, by this Sale Order, authorized and approved in its entirety.

         18. The Sale Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties in accordance with the terms thereof, without further order of the Court, provided that any material modification, amendment or supplement is approved by the agent for the Prepetition Lenders.

         19. The Sale Agreement is not a sub rosa chapter 11 plan for which approval has been sought without the protections that a disclosure statement would afford, and is not in violation of creditors' and equity security interest holders' voting rights.

         20. Consummation of the Sale Agreement and the transactions contemplated therein and thereby does not effect a de facto merger or consolidation of the Seller and the Buyer or result in the continuation of the Seller's business under the Buyer's control. The Buyer is not the alter ego of, a successor in interest to, or a continuation of the Seller, nor is the Buyer otherwise liable for the Seller's debts and obligations, unless specifically provided for in the Sale Agreement or pursuant to this Sale Order.

         21. All of the Debtors' interests in the Purchased Assets to be acquired by the Buyer under the Sale Agreement shall be, as of the Closing Date and upon the occurrence of the Closing, transferred to and vested in the Buyer. Upon the occurrence of the Closing, this Sale Order shall be considered and constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Purchased Assets acquired by the Buyer under the Sale Agreement and/or a bill of sale or assignment transferring good and marketable, indefeasible title and interest in the Purchased Assets to the Buyer.

         22. As of the Closing Date, the Buyer shall be hereby granted immediate and unfettered access to the Purchased Assets. All entities that are presently or on the Closing Date may be in possession of some or all of the Purchased Assets are hereby directed to surrender possession of the Purchased Assets to the Buyer on the Closing Date.

         23. As provided by Bankruptcy Rules 6004(g) and 6006(d), the effectiveness of this Sale Order shall not be stayed for 10 days after entry on the docket and shall be effective and enforceable immediately upon such entry. The Buyer and the Debtors shall consummate the Sale as promptly as is practicable following Court approval of this Sale Order, so long as no stay of this Sale Order has been entered and is continuing.

Dated:  Wilmington, Delaware

        _____________, 2003

                                        ________________________________________
                                        UNITED STATES BANKRUPTCY JUDGE